   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 1996

                                                      REGISTRATION NO. 333-00815
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20459
                            ------------------------


                               AMENDMENT NO. 2 TO

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                            DEVON ENERGY CORPORATION
                             DEVON FINANCING TRUST
             (Exact name of registrant as specified in its charter)
                            ------------------------

                      OKLAHOMA                                              73-1474008
                      DELAWARE                                              73-6294711
  (State or other jurisdiction of incorporation or             (I.R.S. Employer Identification No.)
                     organization)

                         20 NORTH BROADWAY, SUITE 1500
                       OKLAHOMA CITY, OKLAHOMA 73102-8260
                                 (405) 235-3611
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                                                             Copy to:
                  J. LARRY NICHOLS                                     JERRY A. WARREN, ESQ.
        PRESIDENT AND CHIEF EXECUTIVE OFFICER                MCAFEE & TAFT A PROFESSIONAL CORPORATION
              DEVON ENERGY CORPORATION                            TWO LEADERSHIP SQUARE, 10TH FL.
            20 NORTH BROADWAY, SUITE 1500                                 211 N. ROBINSON
         OKLAHOMA CITY, OKLAHOMA 73102-8260                           OKLAHOMA CITY, OK 72102
                   (405) 235-3611                                         (405) 235-9621
  (Name, address, including zip code, and telephone
  number, including area code, of agent for service)

                            ------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box: /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same offering: / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
            TITLE OF EACH CLASS OF                AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
         SECURITIES TO BE REGISTERED               REGISTERED              SHARE                PRICE         REGISTRATION FEE(1)
- ---------------------------------------------------------------------------------------------------------------------------------
Convertible Preferred Securities of Devon
  Financing Trust.............................       2,990,000         $52.00(2)(3)      $155,480,000(2)(3)         $53,614
6 1/2% Convertible Junior Subordinated
  Debentures of Devon Energy Corporation......          (4)                 --                   --                   --
Common Stock of Devon Energy Corporation(5)...          (6)                 --                   --                   --
Preferred Securities Guarantee................          (7)                 --                   --                   --
Total.........................................       2,990,000             100%              155,480,000            53,614
=================================================================================================================================

(1) $25,862 of the registration fee was paid with the initial filing of this Registration Statement.

(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act.

(3) Exclusive of accrued interest and distributions, if any.

(4) $149.5 million in aggregate principal amount of 6 1/2% Convertible Junior Subordinated Debentures of Devon Energy Corporation were issued and sold to Devon Financing Trust in connection with the issuance by the Trust of its 6 1/2% Convertible Preferred Securities. The Convertible Junior Subordinated Debentures may be distributed, under certain circumstances, to holders of the Convertible Preferred Securities for no additional consideration.

(5) Includes the Company's preferred stock purchase rights (the "Rights"). Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from Devon Common Stock. No additional consideration will be received for the Rights.

(6) Such indeterminable number of shares of Devon Common Stock as may be issuable upon conversion of the Convertible Preferred Securities registered hereunder, including such shares as may be issued pursuant to anti-dilution adjustments. No separate consideration will be received for the Devon Common Stock.

(7) No separate consideration will be received for the Preferred Securities Guarantee.

===============================================================================

                2,990,000 TRUST CONVERTIBLE PREFERRED SECURITIES


                             DEVON FINANCING TRUST
                 6 1/2% TRUST CONVERTIBLE PREFERRED SECURITIES
          (Liquidation Amount $50 Per Convertible Preferred Security)
                  Guaranteed to the Extent Set Forth Herein by
                            DEVON ENERGY CORPORATION
                            ------------------------

    The Convertible Preferred Securities offered hereby represent preferred undivided beneficial interests in the assets of Devon Financing Trust, a statutory business trust formed under the laws of the State of Delaware ("Devon Financing Trust" or the "Trust"). The Convertible Preferred Securities were issued and sold (the "Original Offering") on July 3, 1996 (the "Original Offering Date") to the Initial Purchaser (as defined herein) and were simultaneously sold by the Initial Purchaser in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), in the United States to persons reasonably believed by the Initial Purchaser of the Convertible Preferred Securities to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act), to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act) and outside the United States to non-U.S. persons in off-shore transactions in reliance on Regulation S under the Securities Act. Devon Energy Corporation, an Oklahoma corporation ("Devon" or the "Company"), directly or indirectly owns all the common securities (the "Common Securities" and, together with the Convertible Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of Devon Financing Trust. Devon Financing Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds of the sale thereof in 6 1/2% Convertible Junior Subordinated Debentures (the "Convertible Debentures") of Devon in an aggregate principal amount equal to the aggregate liquidation amount of Trust Securities. The Convertible Debentures are unsecured, subordinated obligations of Devon as described herein. Upon an event of default under the Declaration (as defined herein), the holders of Convertible Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise.

    The Convertible Preferred Securities, the Convertible Debentures, the Devon Common Stock issuable upon conversion thereof and the associated Guarantee (as defined below) (collectively, the "Offered Securities") may be offered and sold from time to time by the holders named herein or in an accompanying supplement to this Prospectus (the "Prospectus Supplement") or by their transferees, pledgees, donees or successors pursuant to this Prospectus. The Offered Securities may be sold by the Selling Holders (as defined herein) from time to time directly to purchasers or through agents, underwriters or dealers. See "Plan of Distribution." If required, the names of any such agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in a Prospectus Supplement. The Selling Holders will receive all of the net proceeds from the sale of the Offered Securities and will pay all underwriting discounts and selling commissions, if any, applicable to any such sale. The Company is responsible for payment of certain other expenses incident to the offer and sale of the Offered Securities. The Selling Holders and any broker/dealers, agents or underwriters which participate in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Offered Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for description of indemnification arrangements.

                            ------------------------
    Holders of the Convertible Preferred Securities are entitled to receive cumulative cash distributions at an annual rate of 6 1/2% of the liquidation amount of $50 per Convertible Preferred Security, accruing from the first date that any Convertible Preferred Securities were issued and payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing September 15, 1996 ("distributions"). The payment of distributions out of monies held by Devon Financing Trust and payments on liquidation of Devon Financing Trust or the redemption of Convertible Preferred Securities, as set forth below, are guaranteed by Devon (the "Guarantee") to the extent described herein. The Guarantee covers payments of distributions and other payments on the Convertible Preferred Securities only if and to the extent that Devon Financing Trust has funds available therefor, which will not be the case unless Devon has made corresponding payments of interest or principal or other payments on the Convertible Debentures held by Devon Financing Trust. The Guarantee, when taken together with Devon's obligations under the Convertible Debentures and the Indenture (as defined herein) and its obligations under the Declaration, including its liabilities to pay costs, expenses, debts and obligations of Devon Financing Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts due on the Convertible Preferred Securities. See "Risk Factors -- Limitations of the Guarantee."

                                                        (continued on next page)
                            ------------------------
    SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR CERTAIN INFORMATION RELEVANT
           TO AN INVESTMENT IN THE CONVERTIBLE PREFERRED SECURITIES.
                            ------------------------

   THE COMMON STOCK REGISTERED PURSUANT HERETO HAS BEEN APPROVED FOR LISTING


     ON THE AMERICAN STOCK EXCHANGE SUBJECT TO OFFICIAL NOTICE OF ISSUANCE

                            ------------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------


               THE DATE OF THIS PROSPECTUS IS SEPTEMBER 11, 1996

(continued from previous page)

     The obligations of Devon under the Guarantee are subordinate and junior in right of payment to all other liabilities of Devon and pari passu with the most senior preferred stock issued, from time to time, if any, by Devon. The obligations of Devon under the Convertible Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of Devon. The credit agreements (the "Credit Agreements") of Devon's wholly-owned operating subsidiary, Devon Energy Corporation (Nevada) ("Devon Nevada"), provide Devon with credit facilities aggregating $260 million. Devon's guarantee of such indebtedness constitutes Senior Indebtedness of Devon. As of August 9, 1996, Devon had on a consolidated basis available borrowing capacity under the Credit Agreements of $260 million.

     The Convertible Debentures purchased by the Trust on the Offering Date may be distributed pro rata to holders of the Trust Securities in connection with the dissolution of the Trust, upon the occurrence of certain events.

     Each Convertible Preferred Security is convertible in the manner described herein at the option of the holder, at any time beginning 90 days following the first date that any Convertible Preferred Securities were issued and prior to the Conversion Expiration Date (as defined herein), into shares of common stock, par value $0.10 per share, of Devon ("Devon Common Stock"), at the rate of
1.6393 shares of Devon Common Stock for each Convertible Preferred Security (equivalent to a conversion price of $30.50 per share of Devon Common Stock), subject to adjustment in certain circumstances. See "Description of Convertible Preferred Securities -- Conversion Rights."

     The distribution rate and the distribution payment date and other payment dates for the Convertible Preferred Securities correspond to the interest rate and interest payment date and other payment dates of the Convertible Debentures, which are the sole assets of the Trust. As a result, if principal and interest are not paid on the Convertible Debentures, no amounts will be paid on the Convertible Preferred Securities.

     So long as Devon shall not be in default in the payment of interest on the Convertible Debentures, Devon has the right to defer payments of interest on the Convertible Debentures by extending the interest payment period on the Convertible Debentures at any time for up to 20 consecutive quarters (each, an "Extension Period"). If interest payments are so deferred, distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law) at the distribution rate, compounded quarterly. During any Extension Period, holders of Convertible Preferred Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Convertible Debentures. See "Description of the Convertible Debentures -- Option to Extend Interest Payment Period," "Risk Factors -- Delay of Interest Payments" and "United States Federal Income Taxation -- Potential Extension of Interest Payment Period and Original Issue Discount."

     The Convertible Debentures are redeemable by Devon, in whole or in part, from time to time, on or after June 18, 1999, at the prices set forth herein (the "Redemption Price"), plus accrued and unpaid interest thereon to the date fixed for redemption (the "Redemption Date"). In addition, in certain circumstances upon the occurrence of a Special Event (as defined herein) the Convertible Debentures may be redeemed by Devon at 100% of the principal amount thereof plus accrued and unpaid interest thereon. If Devon redeems the Convertible Debentures, the Trust must redeem Convertible Preferred Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed. See "Description of the Convertible Preferred Securities -- Mandatory Redemption." The outstanding Convertible Preferred Securities will be redeemed when the Convertible Debentures mature on June 15, 2026.

     Upon the occurrence of a Special Event arising from a change in law or a change in legal interpretation, unless the Convertible Debentures are redeemed in the limited circumstances described herein, the Trust may be dissolved (with the consent of Devon), with the result that the Convertible Debentures would be distributed to the holders of the Convertible Preferred Securities, on a pro rata basis, in lieu of any cash distribution. If Devon declines to consent to such dissolution and distribution, Devon may incur an obligation to pay additional interest. See "Description of the Convertible Preferred
Securities -- Special Event Distribution; Tax Event Redemption" and "Description of the Convertible Debentures -- Additional Interest."

     In the event of the involuntary dissolution, winding up or termination of the Trust, the holders of the Convertible Preferred Securities will be entitled to receive for each Convertible Preferred Security a liquidation amount of $50 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, the Convertible Debentures are distributed to the holders of the Convertible Preferred Securities. See "Description of the Convertible Preferred
Securities -- Liquidation Distribution Upon Dissolution."

                             AVAILABLE INFORMATION

     The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices of the
Commission: Northwestern Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661; and 7 World Trade Center, Suite 1300, New York, NY 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates or from the Commission's Web site which contains reports, proxy and information statements and other information regarding registrants that file electronically (Devon is an electronic filer) at http://www.sec.gov. The Company's common stock is listed for trading on the American Stock Exchange and as such, such reports, proxy statements and other information concerning the Company may also be inspected at the office of the American Stock Exchange, 86 Trinity Place, New York, NY 10006.

     Devon has filed with the Commission a Registration Statement on Form S-3 (herein together with all amendments and exhibits thereto, called the "Registration Statement") under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement and the exhibits and schedules relating thereto, certain portions of which have been omitted as permitted by the Rules and Regulations of the Commission. For further information with respect to Devon and the securities offered by this Prospectus, reference is made to the Registration Statement and the exhibits filed or incorporated as a part thereof, which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission or on the Commission's Web site. Statements contained in this Prospectus as to the contents of any documents referred to are not necessarily complete, and in each such instance, are qualified in all respects by reference to the applicable documents filed with the Commission.

     No separate financial statements of the Trust have been included herein. The Company does not consider that such financial statements would be material to holders of Convertible Preferred Securities because (i) all of the voting securities of the Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Trust has no independent operations and exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in the Convertible Debentures issued by the Company and (iii) the Company's obligations described herein under the Declaration, the Guarantee, the Convertible Debentures and the Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Convertible Preferred Securities. See "Description of the Convertible Debentures" and "Description of the Guarantee."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed with the Commission and are incorporated herein by reference:

     (a) The Company's Proxy Statement for its 1996 Annual Meeting of Stockholders;

     (b) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     (c) The Company's Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 1996 and June 30, 1996;

     (d) The Company's Current Report on Form 8-K dated December 18, 1995; and

     (e) The Company's Registration Statement on Form 8-B filed on June 7, 1995.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Convertible Preferred

Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the request of such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Corporate Secretary, Devon Energy Corporation, 20 North Broadway, Suite 1500, Oklahoma City, OK 73102-8260.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain of the matters discussed under the caption "Risk Factors" and elsewhere in this Prospectus or in the information incorporated by reference herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act") and as such may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Devon to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Some of the factors that may cause such material differences are set forth herein under the caption "Risk Factors."

                              CERTAIN DEFINITIONS

     As used in this document:

     "Bbl" means barrel of oil.

     "Bcf" means billion cubic feet of natural gas.

     "Boe" means barrels of oil equivalent (converting natural gas at the rate of 6 Mcf per Boe).

     "Btu" means British Thermal Unit, a measure of heating value. The heating value of an Mcf of natural gas is roughly equal to one million Btu.

     "MBbls" means thousand barrels of oil.

     "MBoe" means thousand barrels of oil equivalent.

     "Mcf" means thousand cubic feet of natural gas.

     "MMBbls" means million barrels of oil.

     "MMBoe" means million barrels of oil equivalent.

     "MMBtu" means million Btu.

     "MMcf" means million cubic feet of natural gas.

     "NGLs" means natural gas liquids.

     "Oil" includes crude oil and condensate.

                               PROSPECTUS SUMMARY

     The following summary does not purport to be complete and is qualified in its entirety by the detailed information appearing elsewhere in the Prospectus or incorporated by reference herein.

                                  THE COMPANY

GENERAL

     Devon is an independent energy company engaged primarily in oil and gas exploration, development and production, and in the acquisition of producing properties. The Company owns interests in 900 oil and gas properties in 10 states. The majority of these properties are highly concentrated in five operating areas: the Permian Basin in southeast New Mexico and west Texas; the San Juan Basin in northwest New Mexico; the Rocky Mountain region in Wyoming; the Mid-Continent region in Oklahoma and the Texas Panhandle; and the Gulf Coast region of Louisiana. At December 31, 1995, Devon's estimated proved reserves were 114.6 MMBoe, which are balanced between oil and NGLs (47%) and natural gas (53%). The present value of pre-tax future net revenues discounted at 10% per annum ("10% Present Value") of such reserves was $534.2 million. Devon ranks in the top 20% of public energy companies in the United States, measured by oil and gas reserves.

STRATEGY

     Devon's primary objective is to build production, cash flow and earnings per share by: (1) purchasing producing oil and gas properties, (2) exploring for new oil and gas reserves and (3) optimizing production from existing oil and gas properties.

     During 1988, Devon expanded its capital base with its first issuance of common stock to the public and began a substantial expansion program. Devon has used a two-pronged strategy of acquiring producing properties and drilling to develop new reserves. During the eight years ended December 31, 1995, Devon consummated 15 significant acquisitions and drilled 605 new wells, 581 of which were producers, resulting in reserve additions of 159.1 MMBoe. Capital costs incurred to complete these activities totalled $535.0 million, for a finding and development cost of $3.36 per Boe. Reserve additions and adjustments, minus production and property sales, resulted in reserves increasing by a factor of fourteen during the eight-year period.

     The Company's objective, however, is to increase value per share, not simply to increase total assets. Reserves have grown from 1.31 Boe per share at year-end 1987 to 5.18 Boe per share at year-end 1995. During this same eight-year period, net debt (long-term debt minus working capital) has remained relatively low, never exceeding $1.33 per Boe, and only $1.17 per Boe at year-end 1995.

     The oil and gas industry is characterized by highly volatile product prices. Devon's management believes that by (a) keeping debt levels low, (b) concentrating its properties in a few core areas to achieve economies of scale,
(c) acquiring and developing high profit margin properties and (d) continually disposing of high-cost, marginal and non-strategic properties, the Company can maintain profitability, even during periods of low oil and/or gas prices. In addition, the Company remains financially flexible to take advantage of opportunities for acquisitions.

                                  THE OFFERING

The Issuer.......................    Devon Energy Corporation, an Oklahoma
                                     corporation, and Devon Financing Trust, a Delaware business trust. The sole assets of the Trust consist of the 6 1/2% Convertible
                                     Junior Subordinated Debentures of Devon.

Securities Offered...............    2,990,000 6 1/2% Trust Convertible
                                     Preferred Securities, 6 1/2% Convertible
                                     Junior Subordinated Debentures, Devon
                                     Common Stock issuable upon conversion, and the associated Guarantee.

Selling Holders..................    The Convertible Preferred Securities were
                                     originally issued by the Trust and sold by the Initial Purchaser in transactions exempt from registration under the
                                     Securities Act to persons reasonably
                                     believed to be "qualified institutional
                                     buyers," "accredited investors," or
                                     non-U.S. Persons in off-shore transactions.
                                     These purchasers or their transferees,
                                     pledgees, donees, or successors may from time to time offer and sell, pursuant to this Prospectus, the Offered Securities.
                                     See "Selling Holders."

Distributions....................    Distributions on the Convertible Preferred
                                     Securities began to accrue from July 3,
                                     1996, the first date of issuance of any
                                     Convertible Preferred Securities, and are payable at the annual rate of 6 1/2% of the liquidation amount of $50 per Convertible
                                     Preferred Security. Subject to the
                                     distribution deferral provisions described below, distributions will be payable quarterly in arrears on each March 15, June
                                     15, September 15 and December 15,
                                     commencing September 15, 1996. Because
                                     distributions on the Convertible Preferred
                                     Securities constitute interest for United
                                     States federal income tax purposes,
                                     corporate holders thereof will not be
                                     entitled to a dividends-received deduction.

Distribution Deferral
Provisions.......................    The ability of the Trust to pay
                                     distributions on the Convertible Preferred
                                     Securities is solely dependent on the
                                     receipt of interest payments from Devon on the Convertible Debentures. Devon has the right at any time, and from time to time, to defer the interest payments due on the Convertible Debentures for successive
                                     Extension Periods not exceeding 20
                                     consecutive quarters each. During an
                                     Extension Period, quarterly distributions on the Convertible Preferred Securities will be deferred by the Trust (but will continue to accumulate quarterly and will accrue interest) until the end of such Extension Period. If a deferral of an interest payment occurs, the holders of the Convertible Preferred Securities will continue to accrue income for United States federal income tax purposes in advance of any corresponding cash distribution. See
                                     "Risk Factors -- Delay of Interest
                                     Payments," "United States Federal Income
                                     Taxation -- Potential Extension of Interest
                                     Payment Period and Original Issue
                                     Discount," "Description of the Convertible
                                     Preferred Securities -- Distributions" and
                                     "Description of the Convertible
                                     Debentures -- Option to Extend Interest
                                     Payment Period."

Rights Upon Deferral of
Distribution.....................    During any period in which interest
                                     payments on the Convertible Debentures are deferred, interest will accrue on the Convertible Debentures and quarterly distributions will continue to accumulate with interest thereon at the distribution rate, compounded quarterly. Devon has agreed, among other things, not to declare or pay any dividends on its capital stock during any Extension Period. See "Risk
                                     Factors -- Delay of Interest Payments" and
                                     "Description of the Convertible
                                     Debentures -- Option to Extend Interest
                                     Payment Period."

Conversion into Devon Common
Stock............................    Each Convertible Preferred Security is
                                     convertible at any time beginning 90 days following July 3, 1996, the first date that any Convertible Preferred Securities were issued, and prior to the close of business on the Business Day prior to the maturity date of the Convertible Debentures (or, in the case of Convertible Preferred
                                     Securities called for redemption, prior to the close of business on the Business Day prior to the Redemption Date) at the option of the holder into shares of Devon Common
                                     Stock, at the rate of 1.6393 shares of
                                     Devon Common Stock for each Convertible
                                     Preferred Security, subject to adjustment in certain circumstances. See "Description of the Convertible Preferred
                                     Securities -- Conversion Rights."

Liquidation Preference...........    In the event of any liquidation of the
                                     Trust, holders will be entitled to receive
                                     $50 per Convertible Preferred Security plus an amount equal to any accrued and unpaid distributions thereon to the date of payment, unless Convertible Debentures are distributed to such holders. See
                                     "Description of the Convertible Preferred
                                     Securities -- Liquidation Distribution upon
                                     Dissolution."

Redemption.......................    The Convertible Debentures will be
                                     redeemable for cash, at the option of the Company, in whole or in part, from time to time on or after June 18, 1999, at the prices specified herein. Upon any redemption of the Convertible Debentures, the Convertible Preferred Securities will be redeemed at the Redemption Price plus accrued and unpaid distributions thereon.
                                     The Convertible Preferred Securities will not have a stated maturity date, although they will be subject to mandatory redemption upon the repayment of the Convertible Debentures at their stated maturity (June 15, 2026), upon acceleration, earlier redemption or otherwise. See "Description of the
                                     Convertible Preferred Securities --
                                     Mandatory Redemption" and "Description of the Convertible Debentures -- Redemption at the Option of Devon."

Guarantee........................    Devon has irrevocably and unconditionally
                                     guaranteed, to the extent set forth herein, the payment in full of (i) distributions on the Convertible Preferred Securities to the extent the Trust has funds available therefor, (ii) the amount payable upon redemption of the Convertible Preferred
                                     Securities to the extent the Trust has
                                     funds available therefor and (iii)
                                     generally, the liquidation preference of the Convertible Preferred Securities to the extent the Trust has assets available for distribution to holders of Convertible
                                     Preferred Securities. The Guarantee is
                                     unsecured, subordinate and junior to all other liabilities of Devon and will rank pari passu in right of payments with the most senior preferred stock issued, from time to time, if any, by Devon.

Voting Rights....................    Generally, holders of the Convertible
                                     Preferred Securities will not have any
                                     voting rights. However, if an Indenture

                                     Event of Default (as defined herein) occurs and is continuing, the holders of 25% of the aggregate liquidation amount of the Convertible Preferred Securities may direct the Institutional Trustee (as defined herein) to declare the principal of and interest on the Convertible Debentures immediately due and payable. If (i) the Institutional Trustee fails to enforce its rights under the Convertible Debentures or
                                     (ii) Devon defaults under the Guarantee
                                     with respect to the Convertible Preferred
                                     Securities, a record holder of the
                                     Convertible Preferred Securities may
                                     institute a legal proceeding directly
                                     against Devon to enforce the Institutional
                                     Trustee's rights without first instituting any legal proceeding against the Institutional Trustee. See "Description of the Convertible Preferred
                                     Securities -- Voting Rights."

Special Event Distribution; Tax
Event Redemption.................    Upon the occurrence of a Special Event (as
                                     defined herein), Devon may cause the Trust to be dissolved and cause the Convertible
                                     Debentures to be distributed to the holders of the Convertible Preferred Securities. In the case of a Tax Event (as defined herein), Devon may elect to cause the Convertible Preferred Securities to remain outstanding and pay Additional Interest (as defined herein), if any, on the Convertible
                                     Debentures. In certain circumstances upon the occurrence of a Tax Event, the Convertible Debentures may be redeemed by Devon at 100% of the principal amount thereof plus accrued and unpaid interest thereon. See "Description of the
                                     Convertible Preferred Securities -- Special
                                     Event Distribution; Tax Event Redemption."

Convertible Junior Subordinated
Debentures of Devon..............    The Convertible Debentures will mature on
                                     June 15, 2026, and bear interest at the
                                     rate of 6 1/2% per annum, payable quarterly in arrears. The Convertible Debentures will have provisions with respect to interest, optional redemption and conversion into
                                     Devon Common Stock and certain other terms substantially similar or analogous to those of the Convertible Preferred Securities.
                                     See "Description of the Convertible
                                     Debentures" and "Risk
                                     Factors -- Subordinate Ranking of
                                     Obligations Under the Guarantee and
                                     Convertible Debentures."

Form, Denomination and
Registration.....................    Convertible Preferred Securities may be
                                     represented by a single, permanent global security in fully registered form deposited with the trustee and custodian for, and registered in the name of a nominee of, DTC
                                     (as defined herein) or purchasers may
                                     receive definitive certificates for their securities.

Use of Proceeds..................    The Selling Holders will receive all of the
                                     proceeds from the sale of the Offered
                                     Securities. Neither Devon nor the Trust
                                     will receive any proceeds from the sale of the Offered Securities.

                                  RISK FACTORS

     Prospective purchasers of Convertible Preferred Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters. Certain statements set forth below under this caption constitute "forward-looking statements" within the meaning of the Reform Act. See "Special Note Regarding Forward-Looking Statements" on page 5 for additional factors relating to such statements.

MARKET CONDITIONS AND VOLATILITY OF OIL AND GAS PRICES

     The revenues generated by Devon are highly dependent upon the prices of oil and gas. The currently volatile energy market makes it difficult to estimate future prices for oil and natural gas. Since January, 1990 Texas Gulf Coast natural gas index prices have fluctuated between a high of $2.61 per MMBtu in May, 1993 and a low of $0.98 per MMBtu in February, 1992. During the same period, posted prices for West Texas Intermediate crude oil fluctuated between a high of $33.61 per Bbl in October, 1990 and a low of $12.86 per Bbl in December, 1993.

     When oil or natural gas prices become unacceptably low, the Company may elect to curtail production in various areas. For example, during July and August 1991, and during February and March 1992, the Company curtailed production from one of its largest properties, the Northeast Blanco Unit in northwest New Mexico. While Devon does not anticipate curtailing production in the near future, it is possible for this to occur from time to time. Extended or wide-spread curtailment of production as a result of low prices could have a material adverse impact on the revenues of the Company.

     Extended periods of low prices for either oil or gas could also affect the Company's ability or willingness to continue or complete its planned drilling program. A delay or cancellation of future drilling and development projects may, in turn, result in downward adjustments to estimated reserves and/or future net revenues.

     During 1995 approximately 36% of Devon's total production was San Juan Basin coal seam gas, and coal seam gas revenues from the San Juan Basin were 25% of Devon's total revenues. Because such a significant portion of Devon's total production and revenue is produced from this one basin, Devon benefits or suffers disproportionately when events occur or factors exist that are specific to this one region. Region-specific factors include transportation and processing costs, availability of transportation capacity and natural gas supply and demand in the areas where the gas is sold.

     Two region-specific factors currently affect coal seam gas produced from the San Juan Basin. First, this gas has a high carbon dioxide content and must be transported to a plant to have the carbon dioxide removed before it is sold. As a result, the net wellhead price received for this gas is substantially less than the price received for gas from other areas. This is a permanent circumstance that will always lower the price of coal seam gas produced in the San Juan Basin.

     Second, due to pipeline availability, the primary market for gas production from the San Juan Basin is California. Both demand for natural gas in California and the supply of gas available from the San Juan Basin directly affect the price offered for San Juan Basin gas. If demand is high in California in relationship to demand in other parts of the country, then the price for San Juan Basin gas at the mainline is generally higher than gas that can only be delivered to other parts of the country, such as gas delivered to the Texas Gulf Coast. Conversely, if demand is low in California, then the price for San Juan Basin gas will generally be lower than gas that can be sold to other markets. For example, for the years ended December 31, 1992, 1993 and 1994, San Juan Basin mainline gas prices averaged $0.04 less, $0.14 less and $0.14 less, respectively, than the average Texas Gulf Coast mainline prices. During most of 1995, demand for natural gas in California was weak and the supply of gas from the San Juan Basin was increasing, causing San Juan Basin gas to sell at a larger discount to gas that could be delivered to higher demand areas of the United States. For 1995, San Juan Basin mainline gas prices averaged $0.36 less than the average Texas Gulf Coast gas price. Through May, 1996 California demand has remained weak and San Juan Basin gas supply has again increased causing San Juan Basin mainline prices to average $0.84 per MMBtu less than average Texas Gulf Coast gas prices. Future differentials will depend upon market conditions which are, in turn, dependent upon weather conditions, economic factors, the availability of gas and gas substitutes and other factors over which Devon has no control.

UNCERTAINTY IN ESTIMATED RESERVES AND FUTURE NET REVENUES

     Estimates of Devon's proved reserves and future net revenues included and incorporated by reference herein are based on engineering reports prepared by LaRoche & Associates, independent petroleum engineers ("LaRoche"), and Devon's internal staff of engineers. There are numerous uncertainties inherent in estimating quantities and values of proved gas and oil reserves and in projecting future rates of production and net revenues and the timing of development expenditures, including uncertainties relating to reservoir engineering, pricing and both operating and regulatory constraints. In addition certain events, including production, purchases and sales of properties, results of further drilling and changes in planned drilling and development could result in increases or decreases of estimated proved reserve quantities or estimates of future net revenues. The estimates of future net revenues included and incorporated by reference herein reflect oil and gas prices as of the date of the relevant reserve report. However, there can be no assurance that the prices used to estimate future net revenue will be realized. Accordingly, reserve estimates are often different from the quantities of natural gas and oil ultimately recovered. Any downward adjustment in its reserves could adversely affect Devon's future prospects and the market value of its securities.

BUSINESS RISKS

     Devon's prospects for growth and profitability depend upon its ability to replace present reserves and production through exploration, development and acquisitions. Without successful acquisition and/or drilling ventures, Devon's proved reserves will decline as oil and gas are produced. There can be no assurance that Devon's exploration, development and acquisition activities will result in significant additional reserves or that Devon will continue to be able to drill, complete and operate productive wells at acceptable costs. Devon's operations are also subject to various risks and uncertainties relating to producing and selling oil and gas. Drilling may be curtailed, delayed or canceled as a result of many factors, including title problems, inability to obtain required drilling permits, weather conditions, shortages of experienced labor, shortages of or delays in delivery of equipment, as well as the financial instability of well operators, major working interest owners and well servicing companies. The availability of a ready market for oil and gas depends on numerous factors beyond Devon's control, including the demand for and supply of oil and gas, the proximity of natural gas reserves to pipelines, the capacity of such pipelines, fluctuation in seasonal demand and the effects of inclement weather and government regulation. New gas wells may be shut in for lack of a market until a gas pipeline or gathering system with available capacity is extended into that area.

OPERATING HAZARDS AND UNINSURED RISKS

     Devon is subject to all risks normally incident to the exploration for and production of oil and gas, including, but not limited to, unintentional releases and discharges of oil, gas, brine or well fluids into the environment, fires, pollution and other environmental risks. Any of these could result in damage or destruction of oil and gas wells, formations or production facilities or cause damage or injury to property and persons. Various federal, state and local laws and regulations covering the discharge of materials into the environment, or otherwise relating to the protection of the environment or human health, may affect the operations of Devon and could subject the Company to production curtailments and/or additional expenses, including capital expenditures, for compliance or liability for noncompliance. Although Devon carries insurance which it believes is in accordance with customary industry practices, it is not fully insured against all risks. The occurrence of an event not fully covered by insurance could have a material adverse effect on the financial condition and operations of Devon.

GOVERNMENTAL REGULATION

     The oil and gas business is regulated by certain federal, state and local laws and regulations relating to the development, production, marketing and transmission of oil and gas, as well as environmental and safety matters. There is no assurance that laws and regulations enacted in the future or changes to existing laws and regulations will not increase the cost of compliance or otherwise adversely affect Devon's exploration for and production and marketing of oil and natural gas. Regulatory authorities in the various states have authority to limit the production from the Company's properties.

FINANCIAL REPORTING IMPACT OF OIL AND GAS ACCOUNTING

     Devon follows the full cost method of accounting for its oil and gas properties. Under such method, the net book value of such properties, less related deferred income taxes, may not exceed a calculated "ceiling." The ceiling is the estimated after-tax future net revenues from proved oil and gas properties, discounted at 10% per year. In calculating future net revenues, prices and costs in effect at the time of the calculation are held constant indefinitely, except for changes which are fixed and determinable by existing contracts. The net book value is compared to the ceiling on a quarterly and yearly basis. The excess, if any, of the net book value above the ceiling is required to be written off as an expense.

     Under the Commission's full cost accounting rules, any expense recorded as a result of the full cost ceiling calculation may not be reversed even though higher oil and gas prices may increase the ceiling applicable to future periods. There is no assurance that future price decreases will not result in reductions in the carrying value of Devon's oil and gas properties.

COMPETITION

     The oil and gas business is highly competitive. Devon encounters competition by major integrated and independent oil and gas companies in acquiring properties, contracting for drilling equipment and securing trained personnel. Intense competition occurs with respect to marketing, particularly of natural gas. Many competitors have resources that substantially exceed those of Devon.

SUBORDINATE RANKING OF OBLIGATIONS UNDER THE GUARANTEE AND CONVERTIBLE
DEBENTURES

     Devon's obligations under the Guarantee are subordinate and junior in right of payment to all liabilities of Devon and pari passu in right of payment with the most senior preferred stock issued, from time to time, if any, by Devon. The obligations of Devon under the Convertible Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of Devon. No payment of principal (including redemption payments, if any), premium, if any, or interest on the Convertible Debentures may be made if
(i) any Senior Indebtedness of Devon is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist or (ii) the maturity of any Senior Indebtedness has been accelerated because of a default. Devon also may not make any payment upon or in respect of the Convertible Debentures if (i) a default in the payment of the principal of, premium, if any, interest or other obligations in respect of Senior Indebtedness occurs and is continuing beyond any applicable period of grace or (ii) any non-payment default occurs and is continuing with respect to the Credit Agreements that permits the lenders to accelerate the maturity of the loans made thereunder and the Debt Trustee (as defined herein) receives a notice of such default (a "Payment Blockage Notice") from Devon or other person permitted to give such notice under the Indenture. Payments on the Convertible Debentures may and shall be resumed (a) in case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received. No new period of payment blockage may be commenced pursuant to a Payment Blockage Notice unless and until (i) 365 days have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Convertible Debentures that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice. There are no terms in the Convertible Preferred Securities, the Convertible Debentures or the Guarantee that limit Devon's ability to incur additional indebtedness, including indebtedness that ranks senior to the Convertible Debentures and the Guarantee, or to grant security interests to secure outstanding or new indebtedness. As of August 9, 1996,

Devon had available borrowing capacity under its credit facilities of $260 million. See "Description of the Guarantee -- Status of the Guarantee" and "Description of the Convertible Debentures -- Subordination."

LIMITATIONS OF THE GUARANTEE

     The Guarantee Trustee (as defined herein) holds the Guarantee for the benefit of the holders of the Convertible Preferred Securities. Under the Guarantee, Devon guarantees payments to the holders of the Convertible Preferred Securities to the extent of the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Convertible Preferred Securities to the date of the payment to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution to holders of the Convertible Preferred Securities in liquidation of the Trust. Because the Guarantee is limited by the amount of the funds in the Trust, if Devon were to default on its obligation to pay amounts payable on the Convertible Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Convertible Preferred Securities or otherwise, and, in such event, holders of the Convertible Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Convertible Preferred Securities would rely on the enforcement (1) by the Institutional Trustee of its rights as registered holder of the Convertible Debentures against Devon pursuant to the terms of the Convertible Debentures or (2) by such holder of its right of Direct Action against Devon as described below to enforce payments on the Convertible Debentures. See "Description of the Guarantee -- Events of Default." The Declaration (as defined herein) provides that each holder of Convertible Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

LIMITATION OF ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CONVERTIBLE PREFERRED SECURITIES.

     If (i) Devon Financing Trust fails to pay distributions in full on the Convertible Preferred Securities (other than pursuant to a deferral) or (ii) a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Convertible Preferred Securities would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Convertible Debentures against Devon. In addition, the holders of a majority in liquidation amount of the Convertible Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Convertible Debentures. If the Institutional Trustee fails to enforce its rights under the Convertible Debentures, a holder of Convertible Preferred Securities may institute a legal proceeding directly against Devon to enforce the Institutional Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Devon to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Convertible Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, Devon will be subrogated to the rights of such holders of Convertible Preferred Securities under the Declaration to the extent of any payment made by Devon to such holder of Convertible Preferred Securities in such Direct Action. The holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of Convertible Debentures. See "Description of the Convertible Preferred Securities -- Declaration Events of Default."

DELAY OF INTEREST PAYMENTS

     So long as Devon shall not be in default in the payment of interest on the Convertible Debentures, Devon has the right under the Indenture to defer payments of interest on the Convertible Debentures by extending the interest payment period at any time, and from time to time, on the Convertible Debentures. As a consequence of such an extension, quarterly distributions on the Convertible Preferred Securities would be deferred by the Trust during any such Extension Period. Prior to the termination of any such Extension Period, Devon may further extend such Extension Period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Devon may commence a new Extension Period, subject to the above requirements. See "Description of the Convertible Preferred Securities -- Distributions" and "Description of the Convertible
Debentures -- Option to Extend Interest Payment Period."

     Should Devon exercise its right to defer payments of interest by extending the interest payment period, each holder of Convertible Preferred Securities will continue to accrue income (as original issue discount ("OID")) in respect of the deferred and compounded interest allocable to its Convertible Preferred Securities for United States federal income tax purposes, which will be allocated but not distributed, to holders of record of Convertible Preferred Securities. As a result, each such holder of Convertible Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from Devon Financing Trust related to such income if such holder disposes of its Convertible Preferred Securities prior to the record date for the date on which distributions of such amounts are made. Devon has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the Convertible Debentures. However, should Devon determine to exercise such right in the future, the market price of the Convertible Preferred Securities is likely to be materially adversely affected. A holder that disposes of its Convertible Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Convertible Preferred Securities. In addition, as a result of the existence of Devon's right to defer interest payments, the market price of the Convertible Preferred Securities (which represent an undivided beneficial interest in the Convertible Debentures) may be more volatile than other OID securities that do not have such interest deferral rights. See "United States Federal Income Taxation -- Potential Extension of Interest Payment Period and Original Issue Discount."

ADVERSE CONSEQUENCES OF PROPOSED TAX LEGISLATION

     On March 19, 1996, as a part of President Clinton's Fiscal 1997 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") that, among other things, would treat as equity for United States federal income tax purposes instruments with a maximum term of more than 20 years which are not shown as indebtedness on the consolidated balance sheet of the issuer.

     On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that certain legislative proposals initiated by the Clinton Administration, including the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." Based upon the Joint Statement, it is anticipated that if the Proposed Legislation were enacted, such legislation would not apply to the Convertible Debentures if they are issued prior to the date of any "appropriate Congressional actions." There can be no assurances that any proposed legislation enacted after the date hereof will not otherwise adversely affect the tax treatment of the Convertible Debentures. If legislation is enacted that adversely affects the tax treatment of the Convertible Debentures, such legislation could result in the distribution of the Convertible Debentures to holders of the Convertible Preferred Securities or, in certain circumstances, the redemption of such securities by the Company and the distribution of the resulting cash in redemption of the Convertible Preferred Securities. See "Description of the Convertible Preferred Securities -- Special Event Distribution; Tax Event Redemption."

SPECIAL EVENT DISTRIBUTION; TAX EVENT REDEMPTION

     Upon the occurrence of a Special Event (as defined herein), Devon Financing Trust could be dissolved (with the consent of Devon), except in the limited circumstance described below, with the result that the

Convertible Debentures would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In certain circumstances, Devon would have the right to redeem the Convertible Debentures, in whole or in part, in lieu of a distribution of the Convertible Debentures by the Trust, in which event the Trust would redeem the Trust Securities on a pro rata basis to the same extent as the Convertible Debentures are redeemed by Devon. See "Description of the Convertible Preferred Securities -- Special Event Distribution; Tax Event Redemption."

     Under current United States federal income tax law, a distribution of Convertible Debentures upon the dissolution of Devon Financing Trust would not be a taxable event to holders of the Convertible Preferred Securities. Upon occurrence of a Special Event, however, a dissolution of Devon Financing Trust in which holders of the Convertible Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income
Taxation -- Receipt of Convertible Debentures or Cash Upon Liquidation of the Trust."

     There can be no assurance as to the market prices for the Convertible Preferred Securities or the Convertible Debentures that may be distributed in exchange for Convertible Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Convertible Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Convertible Debentures that a holder of Convertible Preferred Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Convertible Preferred Securities offered hereby. Because holders of Convertible Preferred Securities may receive Convertible Debentures upon the occurrence of a Special Event, prospective purchasers of Convertible Preferred Securities are also making an investment decision with regard to the Convertible Debentures and should carefully review all the information regarding the Convertible Debentures contained herein. See "Description of the Convertible Preferred
Securities -- Special Event Distribution; Tax Event Redemption" and "Description of the Convertible Debentures -- General."

ABSENCE OF VOTING RIGHTS

     Generally, holders of the Convertible Preferred Securities do not have any voting rights with respect to Devon's governance, nor are they entitled to vote to appoint, remove or replace, or to increase or decrease the number of, DFT Trustees (as defined herein), which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Convertible Preferred Securities -- Voting Rights."

TRADING PRICE

     The Convertible Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Convertible Debentures. A holder who disposes of Convertible Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Convertible Debentures through the date of disposition in income as ordinary income (i.e., OID), and to add such amount to the adjusted tax basis in the holder's pro rata share of the underlying Convertible Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation -- Potential Extension of Interest Payment Period and Original Issue Discount" and "-- Sales of Convertible Preferred Securities."

ABSENCE OF PUBLIC MARKET FOR THE CONVERTIBLE PREFERRED SECURITIES ON RESALE

     Although the Initial Purchaser currently makes a market in the Convertible Preferred Securities, it is not obligated to do so and may discontinue such market making at any time without notice. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. Accordingly, there can be no assurance that any market for the Convertible Preferred Securities will develop or, if one does develop, that it will be maintained. If an active market for the Convertible Preferred Securities fails to be sustained, the trading price of such Convertible Preferred Securities could be materially adversely affected.

CERTAIN ANTI-TAKEOVER EFFECTS

     Certain provisions of the Company's Certificate of Incorporation and By-laws may inhibit changes in control of the Company not approved by the Company's Board of Directors. These provisions include (i) a classified Board of Directors, (ii) a prohibition on stockholder action through written consents and
(iii) the authority of the Board to issue without stockholder approval preferred stock with such terms as the Board may determine. The Company will also be afforded the protections of the Company's Certificate of Incorporation and the Oklahoma General Corporation Act, which limit business combinations with a shareholder who is the beneficial owner of 15% or more of the Devon Common Stock in certain circumstances. In addition, the Company has adopted a share rights plan which has certain anti-takeover effects. The rights plan will cause substantial dilution to a person or group that attempts to acquire the Company in a manner which causes the rights to become exercisable. See "Description of Capital Stock."

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Trust is treated as a subsidiary of Devon and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of Devon. The Convertible Preferred Securities will be presented as a separate line item in the consolidated balance sheet of Devon entitled "Company-obligated mandatorily redeemable convertible preferred securities of Devon Financing Trust holding solely 6 1/2% convertible junior subordinated debentures of Devon," and appropriate disclosures about the Convertible Preferred Securities, the Guarantee and the Convertible Debentures will be included in the notes to the Company's consolidated financial statements. For financial reporting purposes, Devon will record distributions payable on the Convertible Preferred Securities as a charge to earnings in Devon's consolidated statement of operations.

                       RATIO OF EARNINGS TO FIXED CHARGES


     The following table sets forth the Company's consolidated ratios of earnings to fixed charges (a) for each of the five years ended December 31, 1995 and for the six months ended June 30, 1996 on an historical basis and (b) for the year ended December 31, 1995 and the three months ended June 30, 1996 as adjusted for the Original Offering.



                                                                                               SIX
                                                                                              MONTHS
                                                          YEAR ENDED DECEMBER 31,             ENDED
                                                  ----------------------------------------   JUNE 30,
                                                  1991     1992     1993     1994     1995     1996
                                                  ----     ----     ----     ----     ----   --------
Ratio of Earnings to Fixed Charges
  Actual(1).....................................   --      7.97     8.24     4.80     4.54     5.29
  As Adjusted(2)................................                                      3.09     5.07


- ---------------

(1) For purposes of calculating the ratio of earnings to fixed charges, (i) earnings consist of earnings before income taxes and cumulative effect of accounting change, plus fixed charges; and (ii) fixed charges consist of interest expense incurred, amortization of debt expense relating to any indebtedness, and one-third of rental expense estimated to be attributable to interest. Fixed charges were in excess of earnings in 1991 in the amount of $21.1 million. This was caused by the $25 million non-cash reduction in the carrying value of oil and gas properties in 1991.

(2) The "as adjusted" ratios are calculated using adjusted amounts of earnings and fixed charges under the assumption that the proceeds from the Original Offering were applied toward Devon's long-term debt outstanding at the beginning of the periods shown. The adjusted amounts of fixed charges are calculated using the annual distribution rate of 6 1/2% on the Convertible Preferred Securities.

                             DEVON FINANCING TRUST

     Devon Financing Trust is a statutory business trust formed under Delaware law pursuant to (i) the Declaration of Trust, dated as of June 26, 1996, as amended by the Amended and Restated Declaration of Trust dated as of July 3, 1996 (the "Declaration") executed by Devon, as sponsor (the "Sponsor"), and the trustees of Devon Financing Trust (the "DFT Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on June 26, 1996. Devon owns, directly or indirectly, all of the Common Securities of the Trust, which have an aggregate liquidation amount equal to 3% of the total capital of Devon Financing Trust. Devon Financing Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Convertible Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

     Pursuant to the Declaration, the number of DFT Trustees is currently five. Three of the DFT Trustees (the "Regular Trustees") are persons who are employees or officers of or who are affiliated with Devon. The fourth trustee is a financial institution that maintains its principal place of business in the state of Delaware (the "Delaware Trustee"). The fifth Trustee (the "Institutional Trustee") is a financial institution that is unaffiliated with Devon and will serve as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Bank of New York, a New York banking corporation, currently serves as the Institutional Trustee and will continue to serve as the Institutional Trustee until removed or replaced by the holder of the Common Securities. The Bank of New York acts as trustee (the "Guarantee Trustee") under the Guarantee and as Debt Trustee (as defined herein) under the Indenture. The Bank of New York (Delaware), an affiliate of the Institutional Trustee, currently acts as Delaware Trustee. See "Description of the Convertible Preferred Securities -- Voting Rights."

     The Institutional Trustee holds title to the Convertible Debentures for the benefit of the holders of the Trust Securities, and the Institutional Trustee has the power to exercise all rights, powers and privileges under the Indenture as the holder of the Convertible Debentures. In addition, the Institutional Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Convertible Debentures for the benefit of the holders of the Trust Securities. The Institutional Trustee makes payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Convertible Preferred Securities. Devon, as the direct or indirect holder of all the Common Securities, has the right to appoint, remove or replace any DFT Trustee and to increase or decrease the number of DFT Trustees. Devon pays all fees and expenses related to Devon Financing Trust and the offering of the Trust Securities. See "Description of the Convertible Debentures -- Miscellaneous."

     The rights of the holders of the Convertible Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration and the Delaware Business Trust Act (the "Trust Act"). The Declaration, the Indenture and the Guarantee also incorporate by reference the terms of the Trust Indenture Act. The Declaration, the Indenture and the Guarantee will be qualified under the Trust Indenture Act.

              DESCRIPTION OF THE CONVERTIBLE PREFERRED SECURITIES

     The Convertible Preferred Securities were issued pursuant to the terms of the Declaration. The Declaration incorporates by reference terms of the Trust Indenture Act. The Declaration will be qualified under the Trust Indenture Act. The Institutional Trustee, The Bank of New York, acts as indenture trustee for the Convertible Preferred Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Convertible Preferred Securities include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Convertible Preferred Securities is subject to, and qualified in its entirety by reference to, the Declaration, the Trust Act and the Trust Indenture Act.

GENERAL

     The Declaration authorized the Regular Trustees to issue, on behalf of the Trust, the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities are owned, directly or indirectly, by Devon. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Convertible Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Convertible Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee holds the Convertible Debentures purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Convertible Preferred Securities or liquidation of the Trust, are guaranteed by Devon to the extent described under "Description of the Guarantee." The Guarantee is held by The Bank of New York, the Guarantee Trustee, for the benefit of the holders of the Convertible Preferred Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Convertible Preferred Securities is to vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Convertible Debentures or, in certain limited circumstances, to take Direct Action. See "-- Voting Rights" and "-- Declaration Events of Default."

DISTRIBUTIONS

     Distributions on the Convertible Preferred Securities are fixed at a rate per annum of 6 1/2% of the stated liquidation amount of $50 per Convertible Preferred Security. Distributions in arrears for more than one quarter will accrue interest thereon at the distribution rate, compounded quarterly. The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Distributions on the Convertible Preferred Securities will be cumulative, will accrue from the first date that any Convertible Preferred Securities are issued, and will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing September 15, 1996, when, as and if available for payment. Distributions will be made by the Institutional Trustee, except as otherwise described below.

     So long as Devon shall not be in default in the payment of interest on the Convertible Debentures, Devon has the right under the Indenture to defer payments of interest on the Convertible Debentures by extending the interest payment period from time to time on the Convertible Debentures, which, if exercised, would defer quarterly distributions on the Convertible Preferred Securities (though such distributions would continue to accumulate with interest thereon at the distribution rate, compounded quarterly, since interest would continue to accrue on the Convertible Debentures) during any such Extension Period. Such right to extend the interest payment period for the Convertible Debentures is limited to a period not exceeding 20 consecutive quarters and such period may not extend beyond the maturity of the Convertible Debentures. In the event that Devon exercises this right, then (a) Devon shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Devon Common Stock in connection with the satisfaction by Devon of its obligations under any employee benefit plans, (ii) as a result of a reclassification of Devon capital stock or the exchange or conversion of one class or series of Devon's capital stock for another class or series of Devon capital stock or (iii) the purchase of fractional interests in shares of Devon's capital stock pursuant to the conversion or exchange provisions of such Devon capital stock or the security being converted or exchanged for Devon capital stock,) (b) Devon shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Devon that rank pari passu with or junior to the Convertible Debentures and (c) Devon shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Extension Period, Devon may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Devon may commence a new Extension Period, subject to the above requirements. See "Description of the Convertible Debentures -- Interest" and "-- Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Convertible Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period.

     Distributions on the Convertible Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions. The Trust's funds available for distribution to the holders of the Convertible Preferred Securities will be limited to payments received from Devon on the Convertible Debentures. See "Description of the Convertible Debentures." The payment of distributions out of monies held by the Trust is guaranteed by Devon to the extent set forth under "Description of the Guarantee."

     Distributions on the Convertible Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which will be fifteen days prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Convertible Debentures for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "-- Form, Denomination and Registration" below. In the event that any date on which distributions are to be made on the Convertible Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City are permitted or required by any applicable law to close.

CONVERSION RIGHTS

     General. The Convertible Preferred Securities are convertible at any time beginning 90 days following July 3, 1996 through the close of business on the Business Day prior to the maturity date of the Convertible Debentures (or, in the case of Convertible Preferred Securities called for redemption, prior to the close of business on the Business Day prior to the Redemption Date) (the "Conversion Expiration Date"), at the option of the holders thereof and in the manner described below, into shares of Devon Common Stock at an initial conversion rate of 1.6393 shares of Devon Common Stock for each Convertible Preferred Security (equivalent to a conversion price of $30.50 per share of Devon Common Stock), subject to adjustment as described under "-- Conversion Price Adjustments -- General" below.

     The terms of the Convertible Preferred Securities provide that a holder of a Convertible Preferred Security wishing to exercise its conversion right shall surrender such Convertible Preferred Security, together with an irrevocable conversion notice, to the Institutional Trustee, as conversion agent (the "Conversion Agent") which shall, on behalf of such holder, exchange such Convertible Preferred Security for a portion of the Convertible Debentures and immediately convert an equivalent amount of Convertible Debentures into Devon Common Stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent. Additional procedures for converting book-entry Convertible Preferred Securities into shares of Devon Common Stock are described below under "-- Form, Denomination and Registration."

     Accrued distributions will not be paid on the Convertible Preferred Securities that are converted, provided, however, that if any Convertible Preferred Security is converted on or after a record date for payment of distributions thereon, the distributions payable on the related payment date with respect to such Convertible Preferred Security shall be distributed to the holder, despite such conversion; provided further, that if a Redemption Date falls between such record date and the related distribution payment date, the amount of such payment shall include distributions accrued to, but excluding, such Redemption Date. Except as provided in the immediately preceding sentence, neither the Trust nor Devon shall make any payment, allowance or adjustment for accumulated and unpaid distributions, whether or not in arrears, on converted Convertible Preferred Securities. Devon will make no payment or allowance for distributions on the shares of Devon Common Stock issued upon such conversion, except to the extent that such shares of Devon Common Stock are held of record on the record date for any such distributions.

     No fractional shares of Devon Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by Devon in cash based on the current market price of Devon Common Stock on the date such Convertible Preferred Securities are surrendered for conversion.

     Conversion Price Adjustments -- General. The initial conversion price of $30.50 per share of Devon Common Stock is subject to adjustment (under formulae set forth in the Indenture) in certain events, including (i) the issuance of shares of Devon Common Stock as a dividend or a distribution with respect to Devon Common Stock, (ii) certain subdivisions and combinations of Devon Common Stock, (iii) the issuance to all holders of Devon Common Stock of certain rights or warrants entitling them to subscribe for or purchase shares of Devon Common Stock, (iv) the distribution to all holders of Devon Common Stock of shares of capital stock (other than Devon Common Stock) or evidences of indebtedness of Devon or of assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above or paid in cash), (v) distributions consisting of cash, excluding any quarterly cash dividend on Devon Common Stock to the extent that the aggregate cash dividend per share of Devon Common Stock in any quarter does not exceed the greater of (x) the amount per share of Devon Common Stock of the next preceding quarterly dividend on Devon Common Stock to the extent that such preceding quarterly dividend did not require an adjustment of the conversion rate pursuant to this clause (v) (as adjusted to reflect subdivisions or combinations of Devon Common Stock), and (y) 3.75% of the average of the daily Closing Prices (as defined in the Indenture) of Devon Common Stock during the ten consecutive Trading Days (as defined in the Indenture) immediately prior to the date of declaration of such dividend, and excluding any dividend or distribution in connection with the liquidation, dissolution or winding-up of Devon, (vi) payment to holders of Devon Common Stock in respect of a tender or exchange offer by Devon or any subsidiary for Devon Common Stock to the extent that the cash and value of any other consideration included in such payment per share of Devon Common Stock exceeds the Current Market Price (as defined in the Indenture) per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer; and (vii) payment in respect of a tender offer or exchange offer by a person other than Devon or any subsidiary of Devon in which, as of the closing date of the offer, the Board of Directors is not recommending rejection of the offer. If an adjustment is required to be made as set forth in clause (v) above as a result of a distribution that is a quarterly dividend, such adjustment would be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant to such clause (v). If an adjustment is required to be made based upon the full amount of the distribution that is not a quarterly dividend, such adjustment would be based upon the full amount of the distribution. The adjustment referred to in clause (vii) above will only be made (A) if the tender offer or exchange offer is for an amount that increases that person's ownership of Devon Common Stock to more than 25% of the total shares of Devon Common Stock outstanding and (B) if the cash and value of any other consideration included in such payment per share of Devon Common Stock exceeds the Current Market Price per share of Devon Common Stock on the Business Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer. The adjustment referred to in clause

(vii) above will not be made, however, if, as of the closing of the offer, the offering documents with respect to such offer disclose a plan or an intention to cause Devon to engage in a consolidation or merger of Devon or a sale of all or substantially all of Devon's assets. The Convertible Debentures provide for corresponding anti-dilution adjustments.

     Devon from time to time may to the extent permitted by law reduce the conversion price of the Convertible Debentures (and thus the conversion price of the Convertible Preferred Securities) by any amount for any period of at least 20 days, in which case Devon shall give at least 15 days' notice of such reduction, if the Devon Board of Directors has made a determination that such reduction would be in the best interests of Devon, which determination shall be conclusive. Devon may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Devon Board of Directors deems advisable to avoid or diminish any income tax to holders of Devon Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "United States Federal Income Taxation -- Adjustment of Conversion Price."

     No adjustment in the conversion price will be required unless such adjustment would require a change of at least one percent (1%) in the conversion price then in effect; provided, however, that any adjustment that would not be required to be made shall be carried forward and taken into account in any subsequent adjustment. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the holder of the Convertible Preferred Securities. Except as stated above, the conversion price will not be adjusted for the issuance of Devon Common Stock or any securities convertible into or exchangeable for Devon Common Stock or carrying the right to purchase any of the foregoing.

     Conversion Price Adjustments -- Merger, Consolidation or Sale of Assets of Devon. If any transaction shall occur (including without limitation (i) any recapitalization or reclassification of shares of Devon Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Devon Common Stock), (ii) any consolidation or merger of Devon with or into another person or any merger of another person into Devon (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Devon Common Stock), (iii) any sale or transfer of all or substantially all of the assets of Devon, or (iv) any compulsory share exchange) pursuant to which either shares of Devon Common Stock shall be converted into the right to receive other securities, cash or other property, or, in the case of a sale or transfer of all or substantially all of the assets of Devon, the holders of Devon Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the holder of each Convertible Preferred Security then outstanding shall have the right thereafter to convert such Convertible Preferred Security only into:

          (x) in the case of any such transaction that does not constitute a Common Stock Fundamental Change (as defined below) and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Devon Common Stock issuable upon conversion of such Convertible Preferred Security immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after giving effect, in the case of any Non-Stock Fundamental Change (as defined below), to any adjustment in the conversion price in accordance with clause (i) of the following paragraph, and

          (y) in the case of any such transaction that constitutes a Common Stock Fundamental Change, common stock of the kind received by holders of Devon Common Stock as a result of such Common Stock Fundamental Change in an amount determined in accordance with clause (ii) of the following paragraph.

The company formed by such consolidation or resulting from such merger or that acquires assets or that acquires Devon's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments that, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent documents, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in the preceding paragraphs and in this paragraph.

     Notwithstanding any other provision in the preceding paragraphs to the contrary, if any Fundamental Change (as defined below) occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as follows:

          (i) in the case of a Non-Stock Fundamental Change, the conversion price of the Convertible Preferred Securities immediately following such Non-Stock Fundamental Change shall be the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and (B) the product of (1) the greater of the Applicable Price (as defined below) and the then applicable Reference Market Price (as defined below) and (2) a fraction, the numerator of which is $50 and the denominator of which is (x) the amount of the redemption price for one Convertible Preferred Security if the redemption date were the date of such Non-Stock Fundamental Change (or, for the twelve-month periods commencing June 15, 1996, June 15, 1997 and June 15, 1998, the product of 106.50%, 105.85% and 105.20%, respectively, times $50) plus (y) any then-accrued and unpaid distributions on one Convertible Preferred Security; and

          (ii) in the case of a Common Stock Fundamental Change, the conversion price of Convertible Preferred Securities immediately following such Common Stock Fundamental Change shall be the conversion price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as defined below) and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Devon Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Devon Common Stock shall have been exchanged for, converted into or acquired for, common stock of the successor, acquiror or other third party (and any cash with respect to fractional interests), the conversion price of the Convertible Preferred Securities immediately following such Common Stock Fundamental Change shall be the conversion price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is one
     (1) and the denominator of which is the number of shares of common stock of the successor, acquiror or other third party received by a holder of one share of Devon Common Stock as a result of such Common Stock Fundamental Change.

     Depending upon whether a Fundamental Change is a Non-Stock Fundamental Change or a Common Stock Fundamental Change, a holder may receive significantly different consideration upon conversion. In the event of a Non-Stock Fundamental Change, the holder has the right to convert Convertible Preferred Securities into the kind and amount of the shares of stock and other securities or property or assets (including cash), except as otherwise provided above, as is determined by the number of shares of Devon Common Stock receivable upon conversion at the conversion price as adjusted in accordance with clause (i) of the preceding paragraph. However, in the event of a Common Stock Fundamental Change in which less than 100% of the value of the consideration received by a holder of Devon Common Stock is common stock of the successor, acquiror or other third party, a holder of a Convertible Preferred Security who converts such share following the Common Stock Fundamental Change will receive consideration in the form of such common stock only, whereas a holder who converted such share prior to the Common Stock Fundamental Change would have received consideration in the form of such common stock as well as any other securities or assets (which may include cash) issuable upon conversion of such Convertible Preferred Security immediately prior to such Common Stock Fundamental Change.

     The term "Applicable Price" means (i) in the event of a Non-Stock Fundamental Change in which the holders of Devon Common Stock receive only cash, the amount of cash received by a holder of one share of Devon Common Stock and
(ii) in the event of any other Fundamental Change, the average of the daily Closing Price (as defined in the Indenture) for one share of Devon Common Stock during the 10 Trading Days immediately prior to the record date for the determination of the holders of Devon Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, prior to the date upon which the holders of Devon Common Stock shall have the right to receive such cash, securities, property or other assets, but the adjustment shall be based upon the consideration that the holders of Devon Common Stock received in the transaction or event as a result of which more than 50% of the Devon Common Stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets.

     The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of Devon) of the consideration received by holders of Devon Common Stock consists of common stock that, for the 10 Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on The Nasdaq National Market; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) Devon continues to exist after the occurrence of such Fundamental Change and the outstanding Convertible Preferred Securities continue to exist as outstanding Convertible Preferred Securities, or (ii) not later than the occurrence of such Fundamental Change, the outstanding Convertible Preferred Securities are converted into or exchanged for shares of convertible preferred stock or debentures of a corporation succeeding to the business of Devon, which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions substantially similar to those of the Convertible Preferred Securities and which debentures have terms substantially similar to those of the Convertible Debentures.

     The term "Fundamental Change" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Devon Common Stock shall be exchanged for, converted into, acquired for or shall constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of any such series of transactions or events, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Devon Common Stock shall have been exchange for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets.

     The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

     The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the daily Closing Price for one share of the common stock received by holders of Devon Common Stock (determined as provided in the Declaration) in such Common Stock Fundamental Change during the 10 Trading Days immediately prior to the date fixed for the determination of the holders of Devon Common Stock entitled to receive such common stock or, if there is no such date, prior to the date upon which the holders of Devon Common Stock shall have the right to receive such common stock.

     The term "Reference Market Price" shall initially mean $16.50 (which is an amount equal to 66 2/3% of the reported last sale price for Devon Common Stock on the American Stock Exchange on June 26, 1996) and, in the event of any adjustment to the conversion price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial conversion price of $30.50 per share.

MANDATORY REDEMPTION

     The Convertible Debentures will mature on June 15, 2026, and may be redeemed, in whole or in part, at any time on or after June 18, 1999, or at any time in certain circumstances upon the occurrence of a Special Event (as defined below). Upon the repayment of the Convertible Debentures, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so repaid or redeemed at the appropriate Redemption Price (expressed as percentages of the principal amount of the Convertible Debentures) set forth below, together with accrued and unpaid interest on the Convertible Debentures to, but excluding, the redemption date, if redeemed during the 12-month period beginning June 15 of the applicable year; provided, that holders of Trust Securities shall be given not less than 30 nor more than 60 days notice of such redemption. See "Description of the Convertible Debentures -- Redemption at the Option of Devon." In the event that fewer than all of the outstanding Convertible Preferred Securities are to be redeemed, the Convertible Preferred Securities will be redeemed pro rata as described under "-- Form, Denomination and Registration" below.

    YEAR                                                                   REDEMPTION PRICE
    ----                                                                   ----------------
    1999.................................................................       104.55%
    2000.................................................................       103.90
    2001.................................................................       103.25
    2002.................................................................       102.60
    2003.................................................................       101.95
    2004.................................................................       101.30
    2005.................................................................       100.65
    2006 and thereafter..................................................       100.00

SPECIAL EVENT DISTRIBUTION; TAX EVENT REDEMPTION

     "Tax Event" means that the Regular Trustees shall have received an opinion of independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"), or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective or such pronouncement or decision is announced, in each case, on or after the date of this Prospectus, there is the creation by such change in tax law of more than an insubstantial risk that (i) the Trust is or will be subject to United States federal income tax with respect to income accrued or received on the Convertible Debentures, (ii) the Trust is, or will be subject to more than a de minimis amount of taxes, duties or other governmental charges, or (iii) interest paid in cash by Devon to the Trust on the Convertible Debentures is not, or will not be, deductible, in whole or in part, by Devon for United States federal income tax purposes. Notwithstanding the foregoing, a Tax Event shall not include any change in tax law that requires Devon for United States federal income tax purposes to defer taking a deduction for any original issue discount ("OID") that accrues with respect to the Convertible Debentures until the interest payment related to such OID is paid by the Company in cash; provided, that such change in tax law does not create more than an insubstantial risk that Devon will be prevented from taking a deduction for OID accruing with respect to the Convertible Debentures at a date that is no later than the date the interest payment related to such OID is actually paid by Devon in cash.

     "Investment Company Event" means that the Regular Trustees shall have received an opinion of independent counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority on or after the date of this Prospectus (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

     If, at any time, a Tax Event or an Investment Company Event (each, a "Special Event") shall occur and be continuing, the Trust may with the consent of Devon, except in the limited circumstances described below, be dissolved with the result that Convertible Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities, would be distributed to the holders of the Trust Securities in liquidation of such holders' interest in the Trust on a pro rata basis within 90 days following the occurrence of the Special Event; provided, that such dissolution and distribution shall be conditioned on
(i) the Regular Trustees' receipt of an opinion of independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Trust Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Convertible Debentures, (ii) Devon or the Trust being unable to avoid such Tax Event within such 90 day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the Trust, Devon or the holders of the Trust Securities and (iii) Devon's prior written consent to such dissolution and distribution. If Devon declines to consent to the dissolution and distribution, Devon may incur an obligation to pay Additional Interest. See "Description of the Convertible
Debentures -- Additional Interest." Furthermore, if after receipt of a Dissolution Tax Opinion by the Regular Trustees (i) Devon has received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that Devon would be precluded from deducting the interest on the Convertible Debentures for United States federal income tax purposes even after the Convertible Debentures were distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust as described above, or (ii) the Regular Trustees shall have been informed by such tax counsel that it cannot deliver a No Recognition Opinion to the Trust, Devon shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Convertible Debentures, in whole or in part, at 100% of the principal amount thereof plus accrued and unpaid interest thereon for cash within 90 days following the occurrence of such Tax Event. Following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed shall be redeemed by the Trust at the liquidation amount thereof plus accrued and unpaid distributions thereon to the redemption date on a pro rata basis; provided, however, that if at the time there is available to Devon or the Trust the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on the Trust, Devon or the holders of the Trust Securities, Devon or the Trust will pursue such measure in lieu of redemption.

     After the date for any distribution of Convertible Debentures upon dissolution of the Trust, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) certificates representing Trust Securities will be deemed to represent Convertible Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest (including Compound Interest) equal to accrued and unpaid distributions on such Trust Securities until such certificates are presented to Devon or its agent for transfer or reissuance.

     Devon is a holding company whose operations are conducted through direct and indirect wholly-owned subsidiaries, and the ability of Devon to redeem the Convertible Debentures and, therefore, of the Trust to redeem the Convertible Preferred Securities will be dependent on Devon's subsidiaries' ability to pay dividends to Devon in sufficient amounts.

     There can be no assurance as to the market price for the Convertible Debentures which may be distributed in exchange for Trust Securities if a dissolution and liquidation of the Trust were to occur.

Accordingly, the Convertible Debentures that the investor may subsequently receive on dissolution and liquidation of the Trust may trade at a discount to the price of the Trust Securities exchanged.

REDEMPTION PROCEDURES FOR REDEMPTION BY THE TRUST

     The Trust may not redeem fewer than all of the outstanding Convertible Preferred Securities unless all accrued and unpaid distributions have been paid on all Convertible Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

     In the event of any redemption in part, the Trust shall not be required to
(i) issue, register the transfer of or exchange any Convertible Preferred Securities during a period beginning at the opening of business 15 days before any selection for redemption of Convertible Preferred Securities and ending at the close of business on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of Convertible Preferred Securities to be so redeemed or (ii) register the transfer of or exchange any Convertible Preferred Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Convertible Preferred Securities being redeemed in part.

     If the Trust gives a notice of redemption in respect of Convertible Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that Devon has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption of the Convertible Debentures, the Trust will irrevocably deposit with the Depositary funds sufficient to pay the amount payable on redemption of all book-entry certificates and will give the Depositary irrevocable instructions and authority to pay such amount in respect of Convertible Preferred Securities represented by the Global Certificates (as defined herein) and will irrevocably deposit with the paying agent for the Convertible Preferred Securities funds sufficient to pay such amount in respect of any certificated Convertible Preferred Securities and will give such paying agent irrevocable instructions and authority to pay such amount to the holders of certificated Convertible Preferred Securities upon surrender of their certificates. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the redemption date, distributions will cease to accrue and all rights of holders of such Convertible Preferred Securities so called for redemption will cease, except the right of the holders of such Convertible Preferred Securities to receive the Redemption Price plus accrued and unpaid distributions on the convertible Preferred Securities to be redeemed, but without interest on such Redemption Price. In the event that any date fixed for redemption of Convertible Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Convertible Preferred Securities is improperly withheld or refused and not paid either by the Trust, or by Devon pursuant to the Guarantee, distributions on such Convertible Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     In the event that fewer than all of the outstanding Convertible Preferred Securities are to be redeemed, the Convertible Preferred Securities will be redeemed pro rata.

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), Devon or its subsidiaries may at any time, and from time to time, purchase outstanding Convertible Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation"), the then holders of the Convertible Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $50 per Convertible Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Convertible Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Convertible Preferred Securities have been distributed on a pro rata basis to the holders of the Convertible Preferred Securities.

     If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Convertible Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Convertible Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Convertible Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

     Pursuant to the Declaration, the Trust shall terminate (i) on June 25, 2036, the expiration of the term of the Trust, (ii) upon the bankruptcy of Devon or the holder of the Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the holder of the Common Securities or Devon, the filing of a certificate of cancellation with respect to the Trust after obtaining the consent of the holders of at least a majority in liquidation amount of the Trust Securities affected thereby voting together as a single class to file such certificate of cancellation, or the revocation of the charter of the holder of the Common Securities or Devon and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Convertible Debentures upon the occurrence of a Special Event,
(v) upon the entry of a decree of a judicial dissolution of the holder of the Common Securities, Devon or the Trust, (vi) upon the redemption of all the Trust Securities or (vii) upon the distribution of Devon Common Stock to all holders of Convertible Preferred Securities upon conversion of all outstanding Convertible Preferred Securities.

DECLARATION EVENTS OF DEFAULT

     An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Convertible Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Convertible Preferred Securities have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Convertible Preferred Securities and only the holders of the Convertible Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Indenture.

     If the Institutional Trustee fails to enforce its rights under the Convertible Debentures any holder of Convertible Preferred Securities may institute a legal proceeding against Devon to enforce the Institutional Trustee's rights under the Convertible Debentures. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Devon to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Convertible Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, Devon will be subrogated to the rights of such holders of Convertible Preferred Securities under the Declaration to the extent of any payment made by Devon to such holder of Convertible Preferred Securities in such Direct Action. The holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

     Upon the occurrence of a Declaration Event of Default, the Institutional Trustee as the sole holder of the Convertible Debentures will have the right under the Indenture to declare the principal of and interest on the Convertible Debentures to be immediately due and payable. Devon and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

     Except as described herein, under the Trust Act and under the Trust Indenture Act, and as otherwise required by law and the Declaration, the holders of the Convertible Preferred Securities have no voting rights.

     Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of the next paragraph, the holders of a majority in aggregate liquidation amount of the Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee, as holder of the Convertible Debentures, to (i) exercise the remedies available under the Indenture with respect to the Convertible Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Debentures shall be due and payable or
(iv) consent to any amendment, modification or termination of the Indenture or the Convertible Debentures where such consent shall be required; provided, however, that if an Indenture Event of Default has occurred and is continuing then, the holders of 25% of the aggregate liquidation amount of the Convertible Preferred Securities may direct the Institutional Trustee to declare the principal of and interest on the Convertible Debentures immediately due and payable; provided, further, that, where a consent or action under the Indenture would require the consent or action of holders of more than a majority in principal amount of the Convertible Debentures (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority in aggregate liquidation amount of the Convertible Preferred Securities may direct the Institutional Trustee to give such consent or take such action.

     The Institutional Trustee shall notify all holders of the Convertible Preferred Securities of any notice of default received from the Debt Trustee with respect to the Convertible Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

     In the event the consent of the Institutional Trustee, as the holder of the Convertible Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Convertible Debentures outstanding. The Institutional Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of independent tax counsel experienced in such matters to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust.

     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Convertible Preferred Securities may be given at a separate meeting of holders of Convertible Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Convertible Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Convertible Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Convertible Preferred Securities will be required for the Trust to redeem and cancel Convertible Preferred Securities or distribute Convertible Debentures in accordance with the Declaration.

     Notwithstanding that holders of Convertible Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Convertible Preferred Securities that are owned at such time by Devon or any entity directly controlling or controlled by, or under direct or indirect common control with, Devon, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Convertible Preferred Securities were not outstanding.

     The procedures by which holders of Convertible Preferred Securities may exercise their voting rights are described below. See "-- Form, Denomination and Registration."

     Holders of the Convertible Preferred Securities have no rights to appoint or remove the Regular Trustees, who may be appointed, removed or replaced solely by Devon as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

     The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a least a majority in liquidation amount of the Trust Securities affected thereby; provided that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Convertible Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause the Trust to be deemed an "investment company" that is required to be registered under the 1940 Act.

PROPOSED TAX LEGISLATION

     On March 19, 1996, as a part of President Clinton's Fiscal 1997 Budget Proposal, the Treasury Department proposed the Proposed Legislation that, among other things, would treat as equity for United States federal income tax purposes instruments with a maximum term of more than 20 years which are not shown as indebtedness on the consolidated balance sheet of the issuer. The Proposed Legislation, in its current proposed form, would appear to be applicable to the Convertible Preferred Securities.

     On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued the Joint Statement indicating their intent that certain legislative proposals initiated by the Clinton Administration, including the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date no earlier than the date of "appropriate Congressional actions." Based upon the Joint Statement, it is anticipated that if the Proposed Legislation were enacted, such legislation would not apply to the Convertible Debentures if they are issued prior to the date of any "appropriate Congressional action." There can be no assurance that any proposed legislation enacted after the date hereof will not otherwise adversely affect the tax treatment of the Convertible Debentures.

     If legislation is enacted which adversely affects the tax treatment of the Convertible Debentures, such legislation could result in the distribution of the Convertible Debentures to holders of the Convertible Preferred Securities or, in certain circumstances, the redemption of such securities by the Company and the distribution of the resulting cash in redemption of the Convertible Preferred Securities. See "Description of the Convertible Preferred Securities -- Special Event Distribution; Tax Redemption."

MERGERS, CONSOLIDATIONS OR AMALGAMATION

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below. The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a Trust organized as such under the laws of any State; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Convertible Preferred Securities other securities have substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) Devon expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Convertible Debentures, (iii) such merger, consolidation, amalgamation or replacement does not cause the Convertible Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (v) such successor entity has a purpose identical to that of the Trust, (vi) prior to such merger, consolidation, amalgamation or replacement, Devon has received an opinion of independent counsel to the Trust experienced in such matters to the effect that:
(A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity),
(B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or such successor entity) will continue to be classified as a grantor trust for United States federal income tax purposes and (vii) Devon guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Securities Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

REGISTRATION RIGHTS

     Devon and the Trust (together, the "Registrants") entered into a registration rights agreement with the Initial Purchaser (the "Registration Rights Agreement") pursuant to which the Registrants, at Devon's expense, would, for the benefit of the holders, (i) file with the Commission the Shelf Registration Statement covering resale of the Registrable Securities within 90 days after the latest date of original issuance of the Convertible Preferred Securities, (ii) use their best efforts to cause the Shelf Registration Statement to become effective promptly and (iii) use their best efforts to keep the Shelf Registration Statement effective until the earlier of (a) the sale pursuant to the Shelf Registration Statement or Rule 144 under the Securities Act of all the Registrable Securities and (b) the expiration of the holding period applicable to sales of Registrable Securities under Rule 144(k) under the Securities Act, or any successor provision. The Registrants will be permitted to suspend the use of the prospectus which is a part of the Shelf Registration Statement for a period not to exceed 30 days in any three month period or two periods not to exceed an aggregate of 60 days in any 12-month period under certain circumstances relating to pending corporate developments, public filings with the Commission and similar events. Devon agreed to pay liquidated damages to holders of Registrable Securities who have requested to sell pursuant to the Shelf Registration Statement if the Shelf Registration Statement is not timely filed or if the prospectus is unavailable for periods in excess of those permitted above until such time as the Shelf Registration Statement is filed or the prospectus is again made available, as the case may be. The Company has further agreed, if such failure to file or unavailability continues for an additional thirty-day period, to pay liquidated damages to all holders of Registrable Securities, whether or not any such holder has requested to sell pursuant to the Shelf Registration Statement, until such time as the Shelf Registration Statement is filed or the prospectus is again made available, as the case may be. A holder who sells Registrable Securities pursuant to the Shelf Registration Statement generally will be required to be named as a selling stockholder in the related prospectus, deliver a prospectus to purchasers and be bound by those provisions of the Registration Rights Agreement that are applicable to such holder (including indemnification provisions).

     Devon agreed in the Registration Rights Agreement to use its best efforts to cause the Devon Common Stock issuable upon conversion of the Convertible Securities to be listed on the American Stock Exchange (or such other national securities exchange on which the Devon Common Stock may be listed at such time) upon effectiveness of the Shelf Registration Statement.

     The summary herein of certain provisions of the Registration Rights Agreement is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to Devon or the Initial Purchaser.

FORM, DENOMINATION AND REGISTRATION

     Convertible Preferred Securities were issued in fully registered form, without coupons.

  Global Convertible Preferred Securities; Book-Entry Form.

     Holders of Convertible Preferred Securities registered hereunder may take physical delivery of the securities in definitive form or the securities may be evidenced by a global Convertible Preferred Security (the "Global Security") which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC") and registered in the name of Cede & Co. ("Cede"), as DTC's nominee.

     Distributions on the Global Security will be made to Cede, the nominee for DTC, as the registered owner of the Global Security by wire transfer of immediately available funds. None of Devon, the Trust or any Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     DTC's practice is to credit Participants' accounts on the relevant payment date with payments in amounts proportionate to their respective beneficial interests in the Convertible Preferred Securities represented by the Global Security as shown on the records of DTC (adjusted as necessary so that such payments are made with respect to whole Convertible Preferred Securities only), unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to owners of beneficial interests in Convertible Preferred Securities represented by the Global Security held through such Participants will be the responsibility of such Participants, as is now the case with securities held for the accounts of customers registered in "street name."

     Beneficial holders of Convertible Preferred Securities who desire to convert them into Underlying Common Stock should contact their brokers or other Participants or Indirect Participants to obtain information on procedures, including proper forms and cut-off times, for submitting such request. Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants, the ability of a person having a beneficial interest in the Convertible Preferred Securities represented by the Global Security to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

     None of Devon, the Trust or any Trustee (or any registrar, paying agent or conversion agent) will have any responsibility for the performance by DTC or their Participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised Devon and the Trust that it will take any action permitted to be taken by a holder of Convertible Preferred Securities (including, without limitation, the presentation of Convertible Preferred Securities for conversion) only at the direction of one or more Participants to whose account with DTC interests in the Global Security are credited.

     DTC has advised Devon and the Trust as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the Initial Purchaser. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with a Participant, either directly or indirectly.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Global Security.

     Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time. Redemption notices shall be sent to Cede & Co. If less than all of the Convertible Preferred Securities are being redeemed, DTC will reduce the amount of the interest of each Participant in such Convertible Preferred Securities in accordance with its procedures.

     Although voting with respect to the Convertible Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede will itself consent or vote with respect to Convertible Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede consenting or voting rights to those Participants to whose accounts the Convertible Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). Devon and the Trust believe that the arrangements among DTC, the Participants and Indirect Participants, and beneficial owners will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Trust.

     DTC may discontinue providing its services as securities depositary with respect to the Convertible Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, certificates for the Convertible Preferred Securities are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of Devon) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the Convertible Preferred Securities. In that event, certificates for the Convertible Preferred Securities will be printed and delivered.

     Holders of Convertible Preferred Securities evidenced by the Global Security may request that any beneficial interest in the Convertible Preferred Securities be exchanged for certificated securities in definitive form pursuant to the requirements of DTC for such an exchange.

     Holders may request that any certificated Convertible Preferred Securities they hold in definitive registered form be exchanged for interests in the applicable Global Security. Certificated Convertible Preferred Securities may be issued in exchange for Convertible Preferred Securities represented by a Global

Security if a depositary is unwilling or unable to continue as a depositary for the Global Security as set forth above.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, has undertaken to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Convertible Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Convertible Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Guarantee and the Indenture.

  Conversion Agent, Paying Agent, Registrar and Transfer Agent.

     The Institutional Trustee acts as Registrar, Transfer Agent, Conversion Agent and Paying Agent for the Convertible Preferred Securities.

     Registration of transfers of Convertible Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or Devon may require) in respect of any tax or other government charges that may be imposed in relation to it.

     The Trust is not be required to register or cause to be registered the transfer of Convertible Preferred Securities after such Convertible Preferred Securities have been called for redemption.

GOVERNING LAW

     The Declaration and the Convertible Preferred Securities are governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. Devon is authorized and directed to conduct its affairs so that the Convertible Debentures will be treated as indebtedness of Devon for United States federal income tax purposes. In this connection, Devon and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the certificate of incorporation of Devon, that each of Devon and the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Convertible Preferred Securities or vary the terms thereof.

     Holders of the Convertible Preferred Securities have no preemptive rights.

                          DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of information concerning the Guarantee which was executed and delivered by Devon for the benefit of the holders from time to time of Convertible Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee. The Guarantee incorporates by reference the terms of the Trust Indenture Act. The Guarantee will be qualified under the Trust Indenture Act. The Bank of New York, as the Guarantee Trustee, holds the Guarantee for the benefit of the holders of the Convertible Preferred Securities.

GENERAL

     Pursuant to and to the extent set forth in the Guarantee, Devon has agreed to pay in full to the holders of the Convertible Preferred Securities (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set off or counterclaim which the Trust may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accrued and unpaid distributions that are required to be paid on the Convertible Preferred Securities to the extent the Trust has funds available therefor, (ii) the Redemption Price plus accrued and unpaid distributions, with respect to any Convertible Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Convertible Debentures to the holders of Convertible Preferred Securities or the redemption of all the Convertible Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Convertible Preferred Securities to the date of payment to the extent the Trust has funds available therefor and
(b) the amount of assets of the Trust remaining available for distribution to holders of Preferred Securities upon the liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Any holder of Convertible Preferred Securities may directly institute a legal proceeding against Devon to enforce the obligations of the Guarantor under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If Devon were to default on its obligation to pay amounts payable on the Convertible Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Convertible Preferred Securities or otherwise, and in such event holders of the Convertible Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, a holder of the Convertible Preferred Securities would be required to rely on the enforcement
(1) by the Institutional Trustee of its rights, as registered holder of the Convertible Debentures, against Devon pursuant to the terms of the Convertible Debentures or (2) by such holder of Convertible Preferred Securities of its right against Devon to enforce payments on Convertible Debentures. See "Description of the Convertible Debentures." The Declaration provides that each holder of Convertible Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

     The Guarantee does not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of the Trust, except to the extent the Trust shall have funds available therefor. If Devon does not make interest payments on the Convertible Debentures, the Trust will not pay distributions on the Convertible Preferred Securities and will not have funds available therefor. See "Description of the Convertible Debentures." The Guarantee, when taken together with Devon's obligations under the Convertible Debentures, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities) provides a full and unconditional guarantee on a subordinated basis by Devon of payments due on the Convertible Preferred Securities.

     Devon also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon the occurrence and during the continuation of a Declaration Event of Default, holders of Convertible Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF DEVON

     In the Guarantee, Devon has covenanted that, so long as any Convertible Preferred Securities remain outstanding, if (i) the Company has exercised its option to defer interest payments on the Convertible Debentures by extending the interest payment period and such extension shall be continuing, (ii) the Company shall be in default with respect to its payment or other obligations under the Guarantee or (iii) there shall have occurred and be continuing any event that, with the giving of notice would constitute a Declaration Event of Default, then the Company (a) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Devon Common Stock in connection with the satisfaction by Devon of its obligations under any employee benefit plans, (ii) as a result of a reclassification of Devon's capital stock or the exchange or conversion of one class or series of Devon's capital stock for another class or series of Devon's capital stock or, (iii) the purchase of fractional interests in shares of Devon's capital stock pursuant to the conversion or exchange provisions of such capital stock of Devon or the security being converted or exchanged for capital stock of Devon) or make any guarantee payments with respect to the foregoing and
(b) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) of the Company that rank pari passu with or junior to the Convertible Debentures.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of holders of Convertible Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of all the outstanding Convertible Preferred Securities. The manner of obtaining any such approval of holders of the Convertible Preferred Securities will be as set forth under "Description of the Convertible Preferred Securities -- Voting Rights." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Devon and shall inure to the benefit of the holders of the Convertible Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of Devon with or into another entity or any permitted sale, transfer or lease of Devon's assets to another entity as described under "Description of the Convertible
Debentures -- Certain Covenants," the Company may not assign its rights or delegate its obligations under the Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation amount of the Convertible Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate as to each holder of Convertible Preferred Securities upon (i) full payment of the Redemption Price and accrued and unpaid distributions with respect to all Convertible Preferred Securities, (ii) upon distribution of the Convertible Debentures held by the Trust to the holders of the Convertible Preferred Securities, (iii) upon liquidation of the Trust or
(iv) upon the distribution of Company Common Stock to such holder in respect of the conversion of such holder's Convertible Securities into Devon Common Stock and will terminate completely upon full payment of the amounts payable in accordance with the Declaration.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon (a) the failure of Devon to perform any of its payment or other obligations thereunder or (b) if applicable, the failure by Devon to deliver Devon Common Stock upon an appropriate election by the holder or holders of Convertible Preferred Securities to convert the Convertible Preferred Securities into shares of the Devon Common Stock.

     The holders of a majority in liquidation amount of Convertible Preferred Securities relating to the Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Convertible Preferred Securities. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Convertible Preferred Securities relating to such Guarantee may institute a legal proceeding directly against Devon to enforce the Guarantee Trustee's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if Devon has failed to make a guarantee payment, a holder of Convertible Preferred Securities may directly institute a proceeding against Devon for enforcement of the Guarantee for such payment. Devon waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against Devon.

STATUS OF THE GUARANTEE

     The Guarantee constitutes an unsecured obligation of Devon and ranks (i) subordinate and junior in right of payment to all other liabilities of Devon,
(ii) pari passu with the most senior preferred or preference stock now or hereafter issued by Devon and with any guarantee now or hereafter entered into by Devon in respect of any preferred or preference stock of any affiliate of Devon, and (iii) senior to Devon Common Stock. The terms of the Convertible Preferred Securities provide that each holder of Convertible Preferred Securities issued by the Trust by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee relating thereto.

     The Guarantee constitutes a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, has undertaken to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent man would exercise in the conduct of his own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Convertible Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

     The Guarantee is governed by, and construed in accordance with, the laws of the State of New York.

                   DESCRIPTION OF THE CONVERTIBLE DEBENTURES

     Set forth below is a description of the specific terms of the Convertible Debentures in which the Trust invested the proceeds from the issuance and sale of the Trust Securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to the Indenture, dated as of July 3, 1996, as supplemented by the First Supplemental Indenture dated as of July 3, 1996 (together, the "Indenture"), between Devon and The Bank of New York, as Trustee (the "Debt Trustee"), a copy of which may be obtained from Devon upon request. Certain capitalized terms used herein are defined in the Indenture. The Indenture will be qualified under the Trust Indenture Act.

     Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Convertible Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Convertible Preferred Securities -- Special Event Distribution; Tax Event Redemption."

GENERAL

     The Convertible Debentures were issued as unsecured debt under the Indenture. The Convertible Debentures were limited in aggregate principal amount to approximately $154.1 million, such amount being the sum of the aggregate stated liquidation of the Convertible Preferred Securities and the capital contributed by Devon in exchange for the Common Securities (the "Devon Payment") ($149.5 million principal amount of such Convertible Debentures which relate to the aggregated stated liquidation of the Convertible Preferred Securities are being registered hereby).

     The Convertible Debentures are not subject to a sinking fund provision. The entire principal amount of the Convertible Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including compound interest and Additional Interest (as defined herein), if any, on June 15, 2026.

     If Convertible Debentures are distributed to holders of Convertible Preferred Securities in liquidation of such holders' interests in the Trust, such Convertible Debentures will initially be issued in the same form as the Convertible Preferred Securities that such Convertible Debentures replace. Under certain limited circumstances, Convertible Debentures may be issued in certificated form in exchange for a Global Security. See "Book-Entry and Settlement" below. In the event that Convertible Debentures are issued in certificated form, such Convertible Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Convertible Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Convertible Debentures. With respect to Convertible Debentures issued in certificated form, principal and interest will be payable, the transfer of the Convertible Debentures will be registrable and Convertible Debentures will be exchangeable for Convertible Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Institutional Trustee at 101 Barclay Street, 21st floor, New York, New York, 10286; provided that payment of interest may be made at the option of Devon by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Convertible Debenture is the Institutional Trustee, the payment of principal and interest on such Convertible Debenture will be made at such place and to such account as may be designated by the Institutional Trustee.

     The Indenture does not contain provisions that afford holders of the Convertible Debentures protection in the event of a highly leveraged transaction involving Devon that would adversely affect such holders.

INTEREST

     Each Convertible Debenture shall bear interest at the rate of 6 1/2% per annum from July 3, 1996, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each an "Interest Payment Date"), commencing September 15, 1996, to the person in whose name such Convertible Debenture is registered, subject to certain exceptions, 15 days prior to such Interest Payment Date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Convertible Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as Devon shall not be in default in the payment of interest on the Convertible Debentures, Devon shall have the right at any time, and from time to time, during the term of the Convertible Debentures to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, at the end of which Extension Period, Devon shall pay all interest then accrued and unpaid (including any Additional Interest, as herein defined) together with interest thereon compounded quarterly at the rate specified for the Convertible Debentures to the extent permitted by applicable law ("Compound Interest"); provided that during any such Extension Period, (a) Devon shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock (other than (i) purchases or acquisitions of shares of Devon Common Stock in connection with the satisfaction by Devon of its obligations under any employee benefit plans, (ii) as a result of a reclassification of Devon capital stock or the exchange or conversion of one class or series of Devon's capital stock for another class or series of Devon capital stock or (iii) the purchase of fractional interests in shares of Devon's capital stock pursuant to the conversion or exchange provisions of such Devon capital stock or the security being converted or exchanged for Devon capital stock), (b) Devon shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Devon that rank pari passu with or junior to the Convertible Debentures and (c) Devon shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Extension Period, Devon may further defer payments of interest by extending the interest payment period; provided, however, that, such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Devon may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. Devon has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Debentures. If the Institutional Trustee shall be the sole holder of the Convertible Debentures, Devon shall give the Regular Trustees and the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Convertible Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice to any applicable self-regulatory organization or to holders of the Convertible Debentures of the record or payment date of such related interest payment.

ADDITIONAL INTEREST

     If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, Devon will pay as additional interest ("Additional Interest") such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

PROPOSED TAX LEGISLATION

     Please refer to discussion above under the heading "Description of the Convertible Preferred Securities -- Proposed Tax Legislation."

SUBORDINATION

     The Indenture provides that the Convertible Debentures are subordinated and junior in right of payment to all Senior Indebtedness of Devon. No payment of principal (including redemption payments, if any), premium, if any, or interest on the Convertible Debentures may be made (i) if any Senior Indebtedness of Devon is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist or (ii) if the maturity of any Senior Indebtedness of Devon has been accelerated because of a default. Devon also may not make any payment upon or in respect of the Convertible Debentures if (i) a default in the payment of the principal of, premium, if any, interest or other obligations in respect of Senior Indebtedness occurs and is continuing beyond any applicable period of grace or (ii) any nonpayment default occurs and is continuing with respect to the Credit Agreements that permits the lenders to accelerate the maturity of the loans made thereunder and the Debt Trustee receives a notice of such default (a "Payment Blockage Notice") from Devon or other person permitted to give such notice under the Indenture. Payments on the Convertible Debentures may and shall be resumed (a) in case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received. No new period of payment blockage may be commenced pursuant to a Payment Blockage Notice unless and until (i) 365 days have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Convertible Debentures that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

     Upon any distribution of assets of Devon to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of Devon must be paid in full before the holders of Convertible Debentures are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Convertible Debentures will be subrogated to the rights of the holders of Senior Indebtedness of Devon to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Convertible Debentures are paid in full.

     The term "Senior Indebtedness" means, with respect to Devon, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor, for money borrowed under any credit agreements, notes, guarantees or similar documents and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor for the reimbursement on any letter of credit, bankers' acceptance, security purchase facility or similar credit transaction, (v) all obligations of such obligor (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreements, oil or gas commodity hedge transactions or other similar instruments or agreements or foreign currency hedge, exchange, purchase or similar instruments or agreements, (vi) all obligations of the types referred to in clauses (i) through (v) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise and (vii) all obligations of the types referred to in clauses (i) through (vi) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by such obligor, except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Convertible Debentures and (2) any indebtedness between or among such obligor or its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to any trust, or a trustee of such trust, partnership or other entity affiliated with Devon that is a financing vehicle of Devon (a "financing entity") in connection with the issuance by such financing entity of Convertible Preferred Securities or other securities that rank pari passu with, or junior to, the Convertible Preferred Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any deferrals, renewals, extensions or refundings of, or amendments, modifications, supplements or waivers of any term of such Senior Indebtedness.

     The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by Devon. Devon's operations are conducted through its direct and indirect wholly-owned subsidiaries which have credit facilities totaling $260 million. Indebtedness under these facilities is effectively senior to the Convertible Debentures. As of August 9, 1996, no debt was outstanding under the credit facilities, leaving all $260 million available.

CERTAIN COVENANTS

     In the Indenture, Devon has covenanted that, so long as any Convertible Debentures are outstanding, if (i) there shall have occurred any event that would constitute an Event of Default, (ii) Devon shall be in default with respect to its payment of any obligations under the Guarantee, or (iii) Devon shall have given notice of its election to defer interest payments on the Convertible Debentures by extending the interest payment period and such period, or any extension thereof, shall be continuing, then Devon (a) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class of series of the Company's capital stock or,
(iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted or exchanged for Devon capital stock) or make any guarantee payments with respect to the foregoing, and (b) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees), issued by Devon that rank pari passu with or junior to the Convertible Debentures.

     Devon has agreed (i) to directly or indirectly maintain 100% ownership of the Trust Common Securities; provided, however, that any permitted successor of Devon under the Indenture may succeed to Devon's ownership of such Trust Common Securities, (ii) to use its reasonable efforts to cause the Trust (x) to remain a statutory business trust, except in connection with the distribution of Convertible Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (y) to continue to be classified as a grantor trust for United States federal income tax purpose and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Convertible Debentures.

     Devon may not merge or consolidate or sell or convey all or substantially all of its assets unless the successor corporation (if other than Devon) is a domestic corporation and assumes Devon's obligations on the Convertible Debentures and under the Indenture, and unless after giving effect to such transaction Devon or the successor corporation would not be in default under the Indenture.

REDEMPTION AT THE OPTION OF DEVON

     Devon shall have the right to redeem the Convertible Debentures, in whole or in part, from time to time, on or after June 18, 1999, upon not less than 30 nor more than 60 days notice, at the following prices (expressed as percentages of the principal amount of the Convertible Debentures) together with accrued and unpaid interest, including Compound Interest (as defined herein) to, but excluding, the redemption date, if redeemed during the 12-month period beginning June 15:

    YEAR                                                                   REDEMPTION PRICE
    ----                                                                   ----------------
    1999.................................................................        104.55%
    2000.................................................................        103.90
    2001.................................................................        103.25
    2002.................................................................        102.60
    2003.................................................................        101.95
    2004.................................................................        101.30
    2005.................................................................        100.65

     and 100% if redeemed on or after June 15, 2006.

     If Convertible Debentures are redeemed on any March 15, June 15, September 15, or December 15, accrued and unpaid interest shall be payable to holders of record on the relevant record date.

     Devon shall also have the right to redeem the Convertible Debentures at any time in certain circumstances upon the occurrence of a Special Event as described under "Description of the Convertible Preferred Securities -- Special Event Distribution; Tax Event Redemption" at 100% of the principal amount thereof together with accrued and unpaid interest (including compound interest) to the redemption date.

     So long as the corresponding Convertible Preferred Securities are outstanding, the proceeds from the redemption of the Convertible Debentures will be used to redeem Convertible Preferred Securities.

CONVERSION OF THE CONVERTIBLE DEBENTURES

     The Convertible Debentures are convertible into Devon Common Stock at the option of the holders of the Convertible Debentures at any time beginning 90 days following the first date that any Convertible Preferred Securities were issued and prior to the close of business on the Business Day prior to the maturity date of the Convertible Debentures (or, in the case of Convertible Debentures called for redemption, the close of business on the Business Day prior to the Redemption Date) at an initial conversion rate of 1.6393 shares of Devon Common Stock for each Convertible Debenture (equivalent to a conversion price of $30.50 per share of Devon Common Stock), subject to adjustment as described under "Description of the Convertible Preferred
Securities -- Conversion Rights." The Trust has agreed not to convert Convertible Debentures held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Convertible Preferred Securities. Upon surrender of a Convertible Preferred Security to the Conversion Agent for conversion, the Trust will distribute Convertible Debentures to the Conversion Agent on behalf of the holder of the Convertible Preferred Securities so converted, whereupon the Conversion Agent will convert such Convertible Debentures to Devon Common Stock on behalf of such holder. Devon's delivery to the holders of the Convertible Debentures (through the Conversion Agent) of the fixed number of shares of Devon Common Stock into which the Convertible Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy Devon's obligation to pay the principal amount of the Convertible Debentures so converted, and the accrued and unpaid interest thereon attributable to the period from the last date to which interest has been paid or duly provided for; provided, however, that if any Convertible Debenture is converted on or after a record date for payment of interest, the interest payable on the related interest payment date with respect to such Convertible Debenture shall be paid to the Trust (which will distribute such interest to the converting holder) or other holder of Convertible Debentures, as the case may be, despite such conversion; provided further, that if a Redemption Date falls between such record date and the related interest payment date, the amount of such payment shall include interest accrued to, but excluding, such Redemption Date.

INDENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Convertible Debentures: (i) failure for 30 days to pay interest on the Convertible Debentures, including any Additional Interest, Compounded Interest and Liquidated Damages in respect thereof, when due; provided that a valid extension of an interest payment period will not constitute a default in the payment of interest (including any Additional Interest, Compounded Interest or Liquidated Damages) for this purpose; or (ii) failure to pay principal of or premium, if any, on the Convertible Debentures when due whether at maturity, upon redemption, by declaration or otherwise; or
(iii) failure by Devon to deliver shares of Devon Common Stock upon an election by a holder of Convertible Preferred Securities to convert such Convertible Preferred Securities; (iv) failure to observe or perform any other covenant contained in the Indenture for 90 days after notice to Devon by the Debt Trustee or by the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Debentures; (v) the dissolution, winding up or termination of the Trust, except in connection with the distribution of Convertible Debentures to the holders of Convertible Preferred Securities in liquidation of the Trust upon the redemption of all outstanding Convertible Preferred Securities and in connection with certain mergers, consolidations or amalgamations permitted by the Declaration; or (vi) certain events in bankruptcy, insolvency or reorganization of Devon.

     If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Convertible Debentures, will have the right to declare the principal of and the interest on the Convertible Debentures (including any Compound Interest and Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Convertible Debentures. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Convertible Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Convertible Debentures. See "Description of the Convertible Preferred Securities -- Declaration Events of Default" and
"-- Voting Rights." Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of Devon to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Convertible Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. Notwithstanding any payments made to such holder of Convertible Preferred Securities by Devon in connection with a Direct Action, Devon shall remain obligated to pay the principal of or interest on the Convertible Debentures held by the Trust or the Institutional Trustee of the Trust, and Devon shall be subrogated to the rights of the holder of such Convertible Preferred Securities with respect to payments on the Convertible Preferred Securities to the extent of any payments made by Devon to such holder in any Direct Action. The holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

     The Indenture contains provisions permitting the holders of a majority in aggregate principal amount of the Convertible Debentures, on behalf of all of the holders of the Convertible Debentures, to waive any past default in the performance of any of the covenants contained in the Indenture, except a default in the payment of the principal of or premium, if any, or interest on any of the Convertible Debentures.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Convertible Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Special Event, the Convertible Debentures will be issued in the same form as the Convertible Preferred Securities that such Convertible Debentures replace. Except under the limited circumstances described below, Convertible Debentures represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, Convertible Debentures in definitive form. The Global Securities described above may not be transferred except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Security.

     Except as provided below, owners of beneficial interests in a Global Security will not be entitled to receive physical delivery of Convertible Debentures in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Convertible Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of DTC or its nominee or to a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of DTC or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

     If Convertible Debentures are distributed to holders of Convertible Preferred Securities in liquidation of such holders' interests in the Trust and a global security is issued, DTC will act as securities depositary for the Convertible Debentures represented by such global security. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Convertible Preferred Securities -- Form, Denomination and
Registration -- Global Convertible Preferred Securities; Book-Entry Form." As of the date of this Prospectus, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Convertible Preferred Securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC. Devon may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for such global securities.

     None of Devon, the Trust, the Institutional Trustee, any paying agent and any other agent of Devon or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such Convertible Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

     A Global Security shall be exchangeable for Convertible Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies Devon that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) DTC, at any time, ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) Devon, in its sole discretion, determines that such Global Security shall be so exchangeable or
(iv) there shall have occurred an Event of Default with respect to such Convertible Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Convertible Debentures registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such Global Security.

MODIFICATIONS AND AMENDMENTS OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Debt Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Convertible Debentures, to modify the Indenture or the rights of the holders of Convertible Debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding Convertible Debenture affected thereby, (i) extend the stated maturity of the Convertible Debentures or reduce the principal amount thereof, or reduce the rate or extend the time for payment of interest thereon, or reduce any premium payable upon the redemption thereof, or adversely affect the right to convert Convertible Debentures or the subordination provisions of the Indenture, or (ii) reduce the percentage in aggregate principal amount of outstanding Convertible Debentures, the holders of which are required to consent to any such supplemental indenture.

     In addition, the Company and the Debt Trustee may execute, without the consent of any holder of Convertible Debentures, any supplemental indenture to cure any ambiguities, comply with the Trust Indenture Act and for certain other customary purposes.

INFORMATION CONCERNING THE DEBT TRUSTEE

     The Debt Trustee, prior to default, has undertaken to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Debt Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Convertible Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debt Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debt Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The Indenture also contains limitations on the right of the Debt Trustee, as a creditor of Devon, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. In addition, the Debt Trustee may be deemed to have a conflicting interest and may be required to resign as Debt Trustee if at the time of a default under the Indenture it is a creditor of Devon. The Company may from time to time maintain deposit accounts and conduct its banking transactions with the Debt Trustee in the ordinary course of business.

GOVERNING LAW

     The Indenture and the Convertible Debentures are governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

     The Indenture provides that Devon will pay all fees and expenses related to
(i) the offering of the Trust Securities and the Convertible Debentures, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the DFT Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Convertible Preferred Securities. The payment of such fees and expenses will be fully and unconditionally guaranteed by Devon.

     Devon has the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of Devon; provided that, in the event of any such assignment, Devon will remain liable for all of their respective obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

                        EFFECT OF OBLIGATIONS UNDER THE
                    CONVERTIBLE DEBENTURES AND THE GUARANTEE

     As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Convertible Debentures.

     As long as payments of interest and other payments are made when due on the Convertible Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Convertible Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Convertible Debentures will match the distribution rate and distribution and other payment dates for the Convertible Preferred Securities; (iii) Devon shall pay, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the DFT Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are available) and other payments due on the Convertible Preferred Securities (to the extent funds therefor are available) are guaranteed by Devon as and to the extent set forth under "Description of the Guarantee" herein. If Devon does not make interest payments on the Convertible Debentures purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Convertible Preferred Securities. The Guarantee is a full guarantee on a subordinated basis with respect to the Convertible Preferred Securities issued by the Trust from the time of its issuance but does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. The Guarantee covers the payment of distributions and other payments on the Convertible Preferred Securities only if and to the extent that Devon has made a payment of interest or principal on the Convertible Debentures held by the Trust as its sole asset. The Guarantee, when taken together with Devon's obligations under the Convertible Debentures, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts on the Convertible Preferred Securities.

     If Devon fails to make interest or other payments on the Convertible Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby a holder of the Convertible Preferred Securities, using the procedures described in "Description of the Convertible Preferred Securities -- Voting Rights," may direct the Institutional Trustee to enforce its rights under the Convertible Debentures. Notwithstanding the foregoing, in such circumstances a holder of Convertible Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, Devon will be subrogated to the rights of such holder of Convertible Preferred Securities under the Declaration to the extent of any payment made by Devon to such holder of Convertible Preferred Securities in such Direct Action. Devon, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Convertible Preferred Securities. If Devon fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Convertible Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Any holder of Convertible Preferred Securities may institute a legal proceeding directly against Devon to enforce such holder's right to receive payment under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The authorized capital stock of Devon consists of 120,000,000 shares of Common Stock, par value $.10 per share, and 3,000,000 shares of preferred stock, par value $1.00 per share.

COMMON STOCK

     As of August 9, 1996, there were 22,130,896 shares of Devon Common Stock outstanding held of record by approximately 1,000 stockholders. Holders of Devon Common Stock are entitled to receive dividends out of funds legally available therefor when and if declared by the Board of Directors. Subject to the rights of the holders of any outstanding shares of preferred stock, holders of Devon Common Stock are entitled to cast one vote for each share held of record on all matters submitted to a vote of stockholders. They are not entitled to cumulative voting rights for the election of directors. Except pursuant to the Rights Agreement (as defined herein), the Devon Common Stock has no preemptive, conversion or other rights to subscribe for or purchase any securities of Devon. The Devon Common Stock has no redemption or sinking fund provisions. Upon liquidation or dissolution of Devon, the holders of Devon Common Stock are entitled to share ratably in any of Devon's assets that remain after payment or provision for payment to creditors and holders of preferred stock. All outstanding shares of Devon Common Stock are fully paid and non-assessable, and the shares of Devon

Common Stock issued upon conversion of the Convertible Preferred Securities will be fully paid and non-assessable.

PREFERRED STOCK

     The preferred stock may be issued in one or more series. Devon's Board of Directors is authorized to establish attributes of such series which may include, but are not limited to, the designation and number of shares constituting each series, dividend rates payable (cumulative or non-cumulative), voting rights, redemptions, conversion or preference rights, and any other rights and qualifications, preferences and limitations or restrictions on shares of such series. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Devon without any further vote or action by the stockholders and may adversely affect the voting and other rights of the holders of Devon Common Stock. The specific terms of a particular series of preferred stock will be described in a certificate of designation relating to that series. No shares of preferred stock are outstanding and at present the Company has no plans to issue any of the preferred stock. The Board of Directors has designated 300,000 shares of preferred stock as Series A Junior Participating Preferred Stock (the "Series A Preferred Stock") in connection with the Rights Agreement.

SHARE RIGHTS PLAN

     Under the Rights Agreement dated April 17, 1995 (the "Rights Agreement"), holders of Devon Common Stock have one right with respect to each share of Devon Common Stock held. The certificates representing outstanding shares of Devon Common Stock also evidence one right for each share. Currently the rights trade with the shares of Devon Common Stock. Upon the occurrence of certain events generally associated with an unsolicited takeover attempt of the Company or certain transactions involving a change of control, the rights will be distributed, will become exercisable and will be tradable separately from the Devon Common Stock.

     The rights have certain anti-takeover effects. They will cause substantial dilution to a person or group that attempts to acquire the Company in a manner which causes the rights to become exercisable. The Company believes, however, that the rights should neither affect any prospective offeror willing to negotiate with the Board of Directors of the Company nor interfere with any merger or other business combination approved by the Board of Directors of the Company. The rights may be redeemed by the Board of Directors for $0.01 per right. The terms of the Rights Agreement may be amended by the Board of Directors of the Company without the consent of the holders of the Devon Common Stock or the rights.

BUSINESS COMBINATION PROVISIONS

     The Oklahoma General Corporation Act and the Company's Certificate of Incorporation have provisions placing limitations on business combinations with a shareholder who is the beneficial owner of 15% or more of the Devon Common Stock or any affiliate of such beneficial owner (an "interested shareholder") for a period of three years from the date a person becomes an interested shareholder. The effect of these provisions is to limit unsolicited takeover attempts or certain transactions involving a change of control. Such business combinations are permitted, however, under certain circumstances, including super-majority shareholder approval.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is Boston EquiServe.

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

     The following is a summary of certain material United States federal income tax consequences pertaining to the purchase, ownership, disposition, and conversion of Convertible Preferred Securities. Unless otherwise stated, this summary deals only with Convertible Preferred Securities held as capital assets by holders who purchased the securities upon original issuance. This summary does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons which hold the Convertible Preferred Securities as other than a capital asset. This summary does not address the tax consequences to persons which have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners, or beneficiaries of a holder of Convertible Preferred Securities. Further, this summary does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government which may be applicable to the Convertible Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

CLASSIFICATION OF CONVERTIBLE DEBENTURES

     The Company intends to take the position that the Convertible Debentures will be classified for United States federal income tax purposes as indebtedness of the Company under current law, and, by acceptance of a Convertible Preferred Security, each holder covenants to treat the Convertible Debentures as indebtedness and the Convertible Preferred Securities as evidence of an indirect beneficial ownership interest in the Convertible Debentures. No assurance can be given, however, that such position of the Company will not be challenged by the Internal Revenue Service (the "Service") or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Convertible Debentures will be classified as indebtedness of the Company for United States federal income tax purposes.

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the Convertible Preferred Securities, McAfee & Taft A Professional Corporation, special counsel to the Company and the Trust, will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Convertible Preferred Securities generally will be considered to be the owner of an undivided interest in the Convertible Debentures, and each holder will be required to include in its gross income any original issue discount accrued with respect to its allocable share of those Convertible Debentures.

POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD AND ORIGINAL ISSUE DISCOUNT

     Because the Company has the option, under the terms of the Convertible Debentures, to defer payments of interest by extending interest payment periods for up to 20 quarters, interest on the Convertible Debentures will be reportable as "original issue discount." Holders of debt instruments issued with OID must include that discount in income on an economic accrual basis regardless of their method of tax accounting, and without regard to whether such accrual causes amounts to be included in income prior to the receipt of cash attributable to the interest. Generally, all of a holder's taxable interest income with respect to the Convertible Debentures will be accounted for as OID. Actual payments and distributions of stated interest will not, however, be separately reported as includable in taxable income. The amount of OID which accrues in any quarter will approximately equal the amount of the interest which accrues on the Convertible Debentures in that quarter at the stated interest rate. In the event the interest payment period is extended, holders will continue to accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest payment.

     Because interest on the Convertible Preferred Securities will constitute OID, corporate holders of Convertible Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Convertible Preferred Securities.

MARKET DISCOUNT AND BOND PREMIUM

     Holders of the Convertible Preferred Securities other than a holder who purchased the Convertible Preferred Securities upon original issuance may be considered to have acquired their undivided interests in the Convertible Debentures with "market discount" or "acquisition premium" as such terms are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences associated with the acquisition, ownership, and disposition of the Convertible Preferred Securities.

RECEIPT OF CONVERTIBLE DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

     Under certain circumstances, as described under the caption "Description of the Convertible Preferred Securities -- Special Event Distribution; Tax Redemption," Convertible Debentures may be distributed to holders in exchange for the Convertible Preferred Securities and in liquidation of the Trust. Under current law, such a distribution to holders, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Convertible Debentures equal to such holder's aggregate tax basis in its Convertible Preferred Securities. A holder's holding period in the Convertible Debentures so received in liquidation of the Trust would include the period during which the Convertible Preferred Securities were held by such holder. If, however, the related Special Event is a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to holders of the Convertible Preferred Securities, in which event the Company could, at its option, redeem the Convertible Debentures and distribute the resulting cash in liquidation of the Trust.

     Under certain circumstances described herein (see "Description of the Convertible Preferred Securities"), the Convertible Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Convertible Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Convertible Preferred Securities, and a holder would recognize gain or loss as if it had sold such redeemed Convertible Preferred Securities for cash. See "-- Sales of Convertible Preferred Securities" below.

SALES OF CONVERTIBLE PREFERRED SECURITIES

     A holder which sells Convertible Preferred Securities will recognize gain or loss equal to the difference between the amount realized on the sale of the Convertible Preferred Securities and the holder's adjusted tax basis in such Convertible Preferred Securities. A holder's adjusted tax basis in the Convertible Preferred Securities generally will be equal to its initial purchase price increased by OID previously includable in such holder's gross income to the date of disposition and decreased by payments received on the Convertible Preferred Securities to the date of disposition. Such gain or loss will be a capital gain or loss and will be long-term gain or loss if the Convertible Preferred Securities have been held for more than one year at the time of sale.

     The Convertible Preferred Securities may trade at a price which does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Convertible Debentures. A holder which disposes of or converts its Convertible Preferred Securities between record dates for payments of distribution thereon will be required to include in its income, as ordinary income, the accrued but unpaid interest on the Convertible Debentures through the date of disposition or conversion, and to add such amount to its adjusted tax basis in its pro rata share of the underlying Convertible Debentures which will be deemed disposed of or converted. To the extent the selling price is less than the holder's adjusted tax basis (which basis will include, in the form of

OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

CERTAIN NON-U.S. HOLDERS

     For purposes of this discussion, the term "Non-U.S. Holder" refers to any corporation, individual, partnership, estate, or trust which is, for United States tax purposes, treated as a foreign corporation, a non-resident alien individual, or a non-resident fiduciary of a foreign estate or trust.

     Under present United States federal income tax law, interest on the Convertible Debentures and the Convertible Preferred Securities, including OID, will generally be classified as "portfolio interest" to a Non-U.S. Holder of a Convertible Preferred Security provided such interest is not effectively connected with the conduct of a trade or business within the United States by the holder. As a result, payments by the Trust or any of its paying agents of stated interest to any holder of a Convertible Preferred Security who or which is a Non-U.S. Holder will not be subject to withholding of United States federal income tax provided:

          (a) the beneficial owner of the Convertible Preferred Security does not actually or constructively (including by virtue of its interest in the underlying Convertible Debentures) own 10% or more of the total combined voting power of all classes of stock of Devon entitled to vote, which ownership is determined after the application of certain attribution rules;

          (b) the beneficial owner of the Convertible Preferred Security is not a controlled foreign corporation which is related to Devon through stock ownership; and

          (c) either (i) the beneficial owner of the Convertible Preferred Security or (ii) a securities clearing organization, a bank, or other financial institution which holds customers' securities in the ordinary course of its trade or business and which holds the Convertible Preferred Security in such capacity certifies to the Trust or its agent, under penalties of perjury, that it is not a United States person, or in the case of an individual, is neither a citizen nor a resident of the United States, and provides the owner's name and address to the Trust or its agent.

     Devon, by reason of its ownership of interests in oil and gas properties located in the United States is classified as a "United States real property holding corporation" for United States tax purposes. As a result, capital gain income realized by a Non-U.S. Holder upon the disposition of a Convertible Preferred Security will, except as set forth below, be treated as income effectively connected with the conduct of a trade or business within the United States and will be taxed at regular United States capital gains rates. A Non-U.S. Holder will generally be subject to withholding of United States federal income tax in an amount equal to 10% of the amount realized on the disposition of a Convertible Preferred Security. A Non-U.S. Holder may request the Service to determine the maximum amount of tax which would be owing as a result of such disposition and the maximum amount required to be withheld will not exceed the sum of (i) such liability and (ii) any unsatisfied prior withholding tax liabilities caused by prior foreign ownership with respect to the transferred securities.

     Stock which is regularly traded on an established securities market ("Publicly Traded Stock"), such as shares of Devon Common Stock, will only be treated as stock of a United States real property holding corporation with respect to a person who, at any time during the shorter of (i) that period after June 18, 1980 in which the person held such stock or (ii) the 5-year period ending on the date of the disposition of such stock, held more than 5 percent of such class of stock (a "5 Percent Shareholder"). Capital gain produced by the disposition of Publicly Traded Stock will, therefore, except in the case of a disposition by a 5 Percent Shareholder, not be subject to United States income tax if not effectively connected with the conduct of a trade or business within the United States by the holder. Generally no withholding is required on a disposition of Publicly Traded Stock, unless such stock is effectively connected with the conduct of a trade or business within the United States by the holder.

     If a Non-U.S. Holder is treated as receiving a deemed dividend as a result of an adjustment of the conversion price of the Convertible Debentures, as described below under the heading "Adjustment of Conversion Price," such deemed dividend will be subject to United States federal withholding tax at a 30% (or lower treaty) rate. Should the Trust be classified as an association taxable as a corporation for United States federal income tax purposes, distributions made in liquidation of the Trust would also be subject to various withholding requirements.

     Non-U.S. Holders are encouraged to contact their tax advisors concerning the possible tax implications to such holders associated with the ownership and disposition of United States Real Property Interests, including Convertible Preferred Securities or shares of Devon Common Stock.

PROPOSED TAX LEGISLATION

     On March 19, 1996, as part of President Clinton's Fiscal 1997 Budget Proposal, the Treasury Department proposed the Proposed Legislation which, among other things, would treat as equity for United States federal income tax purposes instruments with a maximum term of more than 20 years which are not shown as indebtedness on the consolidated balance sheet of the issuer. The Proposed Legislation, in its current form, would appear to be applicable to the Convertible Preferred Securities.

     On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr., and House Ways and Means Committee Chairman Bill Archer issued the Joint Statement indicating their intent that certain legislative proposals initiated by the Clinton Administration, including the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date no earlier than the date of "appropriate Congressional action." Based on the Joint Statement, it is anticipated that if the Proposed Legislation were enacted, such legislation would not apply to the Convertible Debentures if they are issued prior to the date of any "appropriate Congressional action." There can be no assurance that any proposed legislation enacted after the date hereof will not otherwise adversely affect the tax treatment of the Convertible Debentures. If legislation is enacted which adversely affects the tax treatment of the Convertible Debentures, such legislation could result in the distribution of the Convertible Debentures to holders of the Convertible Preferred Securities or, in certain limited circumstances, the redemption of such securities by the Company and the distribution of the resulting cash in redemption of the Convertible Preferred Securities. See "Description of the Convertible Preferred Securities -- Special Event Distribution; Tax Redemption."

CONVERSION OF CONVERTIBLE PREFERRED SECURITIES INTO COMMON STOCK

     A holder will not recognize gain or loss upon the conversion, through the Conversion Agent, of Convertible Preferred Securities for a proportionate share of the Convertible Debentures held by the Trust.

     A holder will not recognize income, gain, or loss upon the conversion, through the Conversion Agent, of Convertible Debentures into Company Common Stock. A holder will, however, recognize gain upon the receipt of cash in lieu of a fractional share of Company Common Stock equal to the amount of cash received less the holder's tax basis in such fractional share. A holder's tax basis in the Company Common Stock received upon exchange and conversion should generally be equal to the holder's tax basis in the Convertible Preferred Securities delivered to the Conversion Agent for exchange less the basis allocated to any fractional share for which cash is received, and a holder's holding period in the Company Common Stock received upon exchange and conversion should generally begin on the date the holder acquired the Convertible Preferred Securities delivered to the Conversion Agent for exchange.

ADJUSTMENT OF CONVERSION PRICE

     Treasury Regulations promulgated under Section 305 of the Code would treat holders of Convertible Preferred Securities as having received a constructive distribution from the Company in the event the conversion ratio of the Convertible Debentures is adjusted if (i) as a result of such adjustment, the proportionate interest (measured by the quantum of Devon Common Stock into or for which the Convertible Debentures are convertible or exchangeable) of the holder's Convertible Preferred Securities in the assets or earnings and profits of the Company is increased, and (ii) the adjustment is not made pursuant to a bona fide, reasonable, antidilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such formula if the adjustment is made to compensate for certain taxable distributions with respect to the Devon Common Stock. Thus, under certain circumstances, a reduction in the conversion price of the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of the Company. Holders of the Convertible Preferred Securities would be required to include their allocable share of such deemed dividend income in gross income but would not receive any cash related thereto.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Generally, income on the Convertible Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Convertible Preferred Securities by January 31 following each calendar year.

     Payments made on, and proceeds from the sale of, the Convertible Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the Service.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE CONVERTIBLE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                                SELLING HOLDERS

     The Convertible Preferred Securities were originally issued by the Trust and sold by Morgan Stanley & Co. Incorporated (the "Initial Purchaser"), in transactions exempt from the registration requirements of the Securities Act, to persons reasonably believed by such Initial Purchaser to be "qualified institutional buyers" (as defined in Rule 144A of the Securities Act), to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3), or
(7) under the Securities Act) or outside the United States to non-U.S. persons in off-shore transactions in reliance on regulations under the Securities Act. These purchasers, or their transferees, pledges, donees or successors (the "Selling Holders") may from time to time offer and sell pursuant to this Prospectus any or all of the Convertible Preferred Securities, the Convertible Subordinated Debentures, Devon Common Stock issued upon conversion of the Convertible Preferred Securities, and the associated Guarantee.

     The Offered Securities have been registered pursuant to the Registration Rights Agreement which provides that the Company file a registration statement with regard to the Offered Securities within ninety (90) days of the Original Offering Date and keep such registration statement effective until the earlier of (i) the sale pursuant to the Shelf Registration Statement or Rule 144(a) under the Securities Act of all the Registrable Securities, and (ii) the expiration of the holding period applicable to sales of Registrable Securities under Rule 144(k) under the Securities Act, or any successor provision. Although none of the Selling Holders have advised the Company that they currently intend to sell all or any of the Offered Securities pursuant to this Prospectus, the Selling Holders may choose to sell the Offered Securities from time to time upon notice to Devon and the Trust. See "Plan of Distribution."

     Prior to any use of this Prospectus in connection with an offering of the Offered Securities, this Prospectus will be supplemented to set forth the name and number of shares beneficially owned by the Selling Holder intending to sell such Offered Securities, and the number of Offered Securities to be offered. The Prospectus Supplement will also disclose whether any Selling Holder selling in connection with such Prospectus Supplement has held any position or office with, been employed by or otherwise has a material relationship with, Devon or any of its affiliates during the three (3) years prior to the date of the Prospectus Supplement.

                              PLAN OF DISTRIBUTION

     The Offered Securities may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents. The Selling Holders and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at the prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. This sale of the Offered Securities may be effectuated in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market, or (iv) through the writing and exercise of options. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount of the type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed to paid to broker/dealers. To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

     The Selling Holders will be subject to applicable provisions of the Exchange Act and rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Holders. The foregoing may affect the marketability of such securities.

     Pursuant to the Registration Rights Agreement, the Company shall pay all expenses of the registration of the Offered Securities including, without limitation, commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Holders will pay all underwriting discounts and selling commissions, if any. The Selling Holders will be indemnified by the Company and the Trust, jointly and severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                                 LEGAL MATTERS

     The validity of the Offered Securities and certain United States federal income taxation matters will be passed upon for Devon and Devon Financing Trust by McAfee and Taft A Professional Corporation, Oklahoma City, Oklahoma.

                                    EXPERTS

     The consolidated financial statements of Devon and its subsidiaries as of December 31, 1993, 1994, and 1995, and for each of the years in the three-year period ended December 31, 1995, and the statement of revenues and direct operating expenses of the Worland Properties for the year ended December 31, 1994, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the 1993 consolidated financial statements of Devon refers to a change in the method of accounting for income taxes.

             ======================================================

  NO DEALER, SALES PERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE ISSUER OR ANY OF THEIR AGENTS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE ISSUER SINCE SUCH DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    3
Incorporation of Certain Documents by
  Reference...........................    3
Special Note Regarding Forward-Looking
  Statements..........................    4
Certain Definitions...................    4
Prospectus Summary....................    5
Risk Factors..........................    9
Accounting Treatment..................   15
Ratio of Earnings to Fixed Charges....   15
Devon Financing Trust.................   16
Description of the Convertible
  Preferred Securities................   17
Description of the Guarantee..........   33
Description of the Convertible
  Debentures..........................   36
Effect of Obligations Under the
  Convertible Debentures and the
  Guarantee...........................   43
Description of Capital Stock..........   44
United States Federal Income
  Taxation............................   46
Selling Holders.......................   51
Plan of Distribution..................   51
Legal Matters.........................   52
Experts...............................   52

             ======================================================

             ======================================================

                             DEVON FINANCING TRUST

                                   2,990,000
                     TRUST CONVERTIBLE PREFERRED SECURITIES
                 6 1/2% TRUST CONVERTIBLE PREFERRED SECURITIES

                          (LIQUIDATION AMOUNT $50 PER
                        CONVERTIBLE PREFERRED SECURITY)
                          GUARANTEED TO THE EXTENT SET
                                FORTH HEREIN BY

                            DEVON ENERGY CORPORATION

                                  [DEVON LOGO]


                           Dated September 11, 1996.


             ======================================================

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with the distribution of the Offered Securities (all of which shall be paid by the Registrant) being registered hereunder (other than underwriting discounts) are set forth in the following table (all amounts except the SEC registration fee are estimated):


    Securities and Exchange Commission Registration Fee.......................  $ 53,614
    Accounting Fees and Expenses..............................................  $  5,000
    Legal Fees and Expenses...................................................  $ 53,000
    Printing Expenses.........................................................  $ 32,000
    Miscellaneous.............................................................  $  1,386
                                                                                --------
              Total...........................................................  $145,000
                                                                                ========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Oklahoma General Corporation Act, under which the Registrant is incorporated, permits indemnification against expenses, including attorneys, fees, actually and reasonably incurred by such persons in connection with the defense of any action, suit or proceeding in which such a person is a party by reason of his being of having been a director, employee or agent of the Registrant, or of any corporation, partnership, joint venture, Trust or other enterprise in which he served as such at the request of the Registrant, provided that he acted in good faith and then reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and provided further (if the threatened, pending or completed action or suit is by or in the right of the corporation) that he shall not have been adjudged to be liable for the negligence or misconduct in the performance of his duty to the Corporation (unless the court determines that indemnity would nevertheless be proper under the circumstances). Article Ninth of Registrant's Certificate of Incorporation provides for the elimination of the directors' liability for monetary damages for a breach of certain fiduciary duties and for indemnification of directors, officers, employees or agents of Devon as permitted by the Oklahoma General Corporation Act. These provisions cannot be amended without the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares entitled to vote. Under Devon's Certificate of Incorporation, even though Devon's directors stand in a fiduciary relationship to Devon, they are not liable to stockholders of Devon for damages for breach of any such fiduciary duty, except that a director will be personably liable for
(i) acts or omissions not in good faith or which involve intentional misconduct or annoying violation of law, (ii) the payment of dividends or redemption or purchase of stock in violation of the Oklahoma General Corporation Act, (iii) any breach of the duty of loyalty to Devon or its stockholders, or (iv) any transaction from which the director derived an improper personal benefit. Article Thirteenth of the Registrant's Certificate of Incorporation, also provides for indemnification of the Registrant's directors and officers. Such article also permits the Registrant to purchase and maintain insurance on behalf of the Registrant's directors and officers against any liability arising out of their status as such, whether or not Registrant would have the power to indemnify him against such liability. These provisions may be sufficiently brought to indemnify such persons for liabilities arising out of the Securities Act of 1933.

     Indemnification of Trustees of the Trust. The Amended and Restated Declaration of Trust (the "Declaration") provides for full indemnification of any Trustee, affiliate of any regular Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of the Trust or its affiliates (each an "Indemnified Person") by Devon in connection with any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Declaration or by law. The Declaration further provides that, to the fullest extent permitted by applicable law expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding, shall from time to time, be advanced by Devon prior to the filing and disposition of such claim, demand, action, suit or proceeding upon receipt by or an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by the Declaration.

     The Selling Holders will be indemnified by Devon and the Trust, jointly and severally, against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. Devon and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

ITEM 16. EXHIBITS.


      EXHIBIT
       NUMBER                                 DESCRIPTION OF EXHIBIT
       ------                                 ----------------------
         4.1         -- Form of Common Stock Certificate (incorporated by reference to
                        Exhibit 4.1 to Registrant's Registration Statement on Form 8-B filed on June 7, 1995).
         4.2         -- Rights Agreement between Registrant and the First National Bank of
                        Boston (incorporated herein by reference to Exhibit 4.2 to
                        Registrant's Registration Statement on Form 8-B filed on June 7,
                        1995).
         4.3         -- Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit B to Registrant's definitive proxy statement for its 1995 Annual Meeting of Shareholders filed on April 21, 1995).
         4.4         -- Bylaws of Registrant (incorporated herein by reference to Exhibit 3.2 to Registrant's Registration Statement on Form 8-B filed on June 7,
                        1995).
         4.5         -- Certificate of Trust of Devon Financing Trust.
         4.6         -- Amended and Restated Declaration of Trust of Devon Financing Trust
                        dated as of July 3, 1996 by J. Larry Nichols, H. Allen Turner,
                        William T. Vaughn, The Bank of New York (Delaware) and The Bank of
                        New York as Trustees and Devon Energy Corporation as Sponsor.
         4.7         -- Indenture dated as of July 3, 1996, between Devon Energy Corporation and The Bank of New York.
         4.8         -- First Supplemental Indenture dated as of July 3, 1996, between Devon
                        Energy Corporation and The Bank of New York.
         4.9         -- Forms of 6 1/2% Preferred Convertible Securities (included as Exhibit
                        A-1 to Exhibit 4.6 above).
         4.10        -- Form of 6 1/2% Convertible Junior Subordinated Debentures (included in Exhibit 4.8 above).
         4.11        -- Preferred Securities Guarantee Agreement dated July 3, 1996 between
                        Devon Energy Corporation, as Guarantor, and the Bank of New York, as
                        Preferred Guarantee Trustee.
         4.12        -- Certificate of Designations of Series A Junior Participating
                        Preferred Stock of Registrant (incorporated herein by reference to
                        Exhibit 3.3 to Registrant's Registration Statement on Form 8-B filed on June 7, 1995).
         5.1         -- Opinion of McAfee & Taft A Professional Corporation as to the
                        legality of the Devon Energy Corporation Common Stock, 6 1/2%
                        Convertible Junior Subordinated Debentures, the 6 1/2% Convertible
                        Preferred Securities and Preferred Securities Guarantee being registered hereby and as to certain tax matters.*
         8.1         -- Opinion of McAfee & Taft A Professional Corporation as to certain tax matters (included in Exhibit 5.1)*
        10.1         -- Registration Rights Agreement dated July 3, 1996, by and among Devon
                        Energy Corporation, Devon Financing Trust and Morgan Stanley & Co.
                        Incorporated.
        12.1         -- Computation of Ratio of Earnings to Fixed Charges*
        23.1         -- Consent of KPMG Peat Marwick, LLP

      EXHIBIT
       NUMBER                                 DESCRIPTION OF EXHIBIT
       ------                                 ----------------------
        23.2         -- Consent of LaRoche & Associates*
        23.3         -- Consent of McAfee & Taft A Professional Corporation (included as part of Exhibit 5.1 and incorporated herein by reference).*
        24.          -- Powers of Attorney
        25.1         -- Form T-1 Statement of Eligibility Under the Trust Indenture Act of
                        1939, as amended, of the Bank of New York, as Trustee under the
                        6 1/2% Convertible Subordinated Debentures Indenture.
        25.2         -- Form T-1 Statement of Eligibility Under the Trust Indenture Act of
                        1939, as amended, of the Bank of New York, as Institutional Trustee under the Amended and Restated Declaration of Trust.
        25.3         -- Form T-1 Statement of Eligibility Under the Trust Indenture Act of
                        1939, as amended, of the Bank of New York, as Preferred Guarantee
                        Trustee under the Preferred Securities Guarantee Agreement.


- ---------------

 * Filed herewith.



ITEM 17. UNDERTAKINGS.


     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Devon has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on September 10, 1996.


                                            DEVON ENERGY CORPORATION

                                            By:                 *
                                               -------------------------------
                                                 J. Larry Nichols, President

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                TITLE                     DATE
                  ---------                                -----                     -----
                          *                     Chairman of the Board and        )
        ---------------------------------          Director                      )
                 John W. Nichols                                                 )
                                                                                 )
                          *                     President, Chief Executive       )
        ---------------------------------          Officer and Director          )
                 J. Larry Nichols                                                )
                                                                                 )
                          *                     Executive Vice President         )
        ---------------------------------          and Director                  )
              H.R. Sanders, Jr.                                                  )
                                                                                 )
                                                                                 )
                          *                     Vice President -- Finance        )
        ---------------------------------         and Chief Financial            )
              William T. Vaughn                   Officer                        )
                                                                                 )
                          *                     Controller                       )
        ---------------------------------                                        )- September 10, 1996
               Danny J. Heatly                                                   )
                                                                                 )
                          *                     Director                         )
        ---------------------------------                                        )
             Thomas F. Ferguson                                                  )
                                                                                 )
                          *                     Director                         )
                                                                                 )
        ---------------------------------                                        )
               David M. Garvin                                                   )
                                                                                 )
                          *                     Director                         )
        ---------------------------------                                        )
             Michael E. Gellert                                                  )

     *By    /s/  H. ALLEN TURNER
        ---------------------------------
              Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Devon Financing Trust has duly caused this amendment to the Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on September 10, 1996.


                                            DEVON FINANCING TRUST

                                            By:     /s/  H. ALLEN TURNER
                                               ------------------------------
                                                   H. Allen Turner, Trustee


                                            By:    /s/  WILLIAM T. VAUGHN
                                               ------------------------------
                                                  William T. Vaughn, Trustee

                               INDEX TO EXHIBITS


                                                                                   SEQUENTIALLY
 EXHIBIT                                                                            NUMBERED
  NUMBER                            DESCRIPTION OF EXHIBIT                            PAGE
- --------                            ----------------------                         ------------
    4.1    -- Form of Common Stock Certificate (incorporated by reference to
              Exhibit 4.1 to Registrant's Registration Statement on Form 8-B filed on June 7, 1995).
    4.2    -- Rights Agreement between Registrant and the First National Bank of
              Boston (incorporated herein by reference to Exhibit 4.2 to
              Registrant's Registration Statement on Form 8-B filed on June 7,
              1995).
    4.3    -- Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit B to Registrant's definitive proxy statement for its 1995 Annual Meeting of Shareholders filed on April 21, 1995).
    4.4    -- Bylaws of Registrant (incorporated herein by reference to Exhibit 3.2 to Registrant's Registration Statement on Form 8-B filed on June 7,
              1995).
    4.5    -- Certificate of Trust of Devon Financing Trust.
    4.6    -- Amended and Restated Declaration of Trust of Devon Financing Trust
              dated as of July 3, 1996 by J. Larry Nichols, H. Allen Turner,
              William T. Vaughn, The Bank of New York (Delaware) and The Bank of
              New York as Trustees and Devon Energy Corporation as Sponsor.
    4.7    -- Indenture dated as of July 3, 1996, between Devon Energy Corporation and The Bank of New York.
    4.8    -- First Supplemental Indenture dated as of July 3, 1996, between Devon
              Energy Corporation and The Bank of New York.
    4.9    -- Forms of 6 1/2% Preferred Convertible Securities (included as Exhibit
              A-1 to Exhibit 4.6 above).
    4.10   -- Form of 6 1/2% Convertible Junior Subordinated Debentures (included in Exhibit 4.8 above).
    4.11   -- Preferred Securities Guarantee Agreement dated July 3, 1996 between
              Devon Energy Corporation, as Guarantor, and the Bank of New York, as
              Preferred Guarantee Trustee.
    4.12   -- Certificate of Designations of Series A Junior Participating
              Preferred Stock of Registrant (incorporated herein by reference to
              Exhibit 3.3 to Registrant's Registration Statement on Form 8-B filed on June 7, 1995).
    5.1    -- Opinion of McAfee & Taft A Professional Corporation as to the
              legality of the Devon Energy Corporation Common Stock, 6 1/2%
              Convertible Junior Subordinated Debentures, the 6 1/2% Convertible
              Preferred Securities and Preferred Securities Guarantee being registered hereby and as to certain tax matters.*
    8.1    -- Opinion of McAfee & Taft A Professional Corporation as to certain tax matters (included in Exhibit 5.1)*
   10.1    -- Registration Rights Agreement dated July 3, 1996, by and among Devon
              Energy Corporation, Devon Financing Trust and Morgan Stanley & Co.
              Incorporated.
   12.1    -- Computation of Ratio of Earnings to Fixed Charges*
   23.1    -- Consent of KPMG Peat Marwick, LLP
   23.2    -- Consent of LaRoche & Associates*
   23.3    -- Consent of McAfee & Taft A Professional Corporation (included as part of Exhibit 5.1 and incorporated herein by reference).*
   24.     -- Powers of Attorney

                                                                                   SEQUENTIALLY
 EXHIBIT                                                                             NUMBERED
  NUMBER                            DESCRIPTION OF EXHIBIT                             PAGE
 -------                            ----------------------                         ------------
   25.1    -- Form T-1 Statement of Eligibility Under the Trust Indenture Act of
              1939, as amended, of the Bank of New York, as Trustee under the
              6 1/2% Convertible Subordinated Debentures Indenture.
   25.2    -- Form T-1 Statement of Eligibility Under the Trust Indenture Act of
              1939, as amended, of the Bank of New York, as Institutional Trustee under the Amended and Restated Declaration of Trust.
   25.3    -- Form T-1 Statement of Eligibility Under the Trust Indenture Act of
              1939, as amended, of the Bank of New York, as Preferred Guarantee
              Trustee under the Preferred Securities Guarantee Agreement.

- ---------------



 * Filed herewith.